                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

CHECK THE APPROPRIATE BOX:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               CELERIS CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)      Title of each class of securities to which transaction applies:

     (2)      Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)      Proposed maximum aggregate value of transaction:

     (5)      Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)      Amount Previously Paid:

     (2)      Form, Schedule or Registration Statement No.:

     (3)      Filing Party:

     (4)      Date Filed:

                               CELERIS CORPORATION
                              1801 WEST END AVENUE
                           NASHVILLE, TENNESSEE 37203

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 27, 2002

To the Shareholders of Celeris Corporation:

         Notice is hereby given that Celeris Corporation, a Minnesota corporation, will hold a special meeting of shareholders on June 27, 2002 at 9:00 a.m., local time, in the Platinum Room, Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 for the following purposes:

         1. To consider and vote upon the sale of substantially all of the assets of Celeris, other than its cash, to Statprobe, Inc. and the subsequent liquidation and dissolution of Celeris in accordance with a plan of liquidation pursuant to which Celeris will make a cash distribution to its shareholders.

         2. To approve and adopt an amendment to Celeris' Articles of Incorporation that will decrease the minimum number of directors that Celeris is required to have from four directors to two directors;

         3. To transact such other business as may properly come before the special meeting or at any adjournments or postponements thereof.

         A proxy statement describing the matters to be considered at the special meeting is attached to this notice. Only shareholders of record at the close of business on May 24, 2002 are entitled to notice of, and to vote at, the special meeting and at any adjournments thereof. A list of shareholders entitled to vote at the special meeting will be located at the Celeris offices at 1801 West End Avenue, Suite 750, Nashville, Tennessee 37203, no later than June 10, 2002. That list will remain available for inspection at the offices of Celeris until the special meeting, and will also be available for inspection at the special meeting.

         To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the special meeting. Since proxies may be revoked at any time, you may attend the special meeting and vote in person even if you have previously returned a proxy. THE CELERIS BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE AT THE SPECIAL MEETING IN FAVOR OF THE ASSET SALE AND SUBSEQUENT LIQUIDATION AND DISTRIBUTION AND IN FAVOR OF THE AMENDMENT TO THE CELERIS ARTICLES OF INCORPORATION DESCRIBED ABOVE.

                                           By Order of the Board of Directors,



                                           Barbara A. Cannon,
                                           President and Chief Executive Officer

Nashville, Tennessee
May __, 2002

                               CELERIS CORPORATION
               PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 27, 2002

         The board of directors of Celeris Corporation, a Minnesota corporation, is furnishing this proxy statement to you in connection with its solicitation of proxies to be voted at its special meeting of shareholders to be held on June 27, 2002 at 9:00 a.m., local time, in the Platinum Room, Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee 37203, and at any adjournments or postponements thereof.

         This proxy statement and the enclosed proxy are first being sent to shareholders on or about May __, 2002.

         At the special meeting, we will ask you to: (1) approve a proposal to sell substantially all of the assets of Celeris to Statprobe, Inc., and the subsequent liquidation and dissolution of Celeris in accordance with a plan of liquidation pursuant to which the shareholders will receive a pro-rata share of Celeris' cash available for distribution; (2) to approve and adopt an amendment to Celeris' Articles of Incorporation that will decrease the minimum number of directors that Celeris is required to have from four directors to two directors; and (3) transact such other business as may properly come before the special meeting or at any adjournments or postponements thereof.

         The board of directors recommends that you vote in favor of the asset sale and subsequent liquidation and in favor of the amendment to the Articles of Incorporation described above. Except for procedural matters, we do not know of any matters other than those listed above that will be brought before the special meeting. If, however, other matters are properly brought before the special meeting, we will vote your proxy on those matters as determined by the person identified on the proxy card as your proxy. The principal executive offices of Celeris are located at 1801 West End Avenue, Suite 750, Nashville, Tennessee 37203 and the telephone number is (615) 341-0223.

         YOU SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION INCLUDED IN THIS PROXY STATEMENT AND ITS ATTACHMENTS BEFORE RETURNING YOUR PROXY.

         THE DATE OF THIS PROXY STATEMENT IS MAY __, 2002.

                                TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----

QUESTIONS AND ANSWERS ABOUT THE SALE TO STATPROBE...................................................5

SUMMARY OF PROPOSED ASSET SALE AND PLAN OF LIQUIDATION.............................................11

RISK FACTORS.......................................................................................15

FORWARD-LOOKING STATEMENTS.........................................................................16

PROPOSAL 1:  SALE OF SUBSTANTIALLY ALL OF THE ASSETS...............................................18

   Description of Celeris and its Business.........................................................18

   Description of the Asset Sale...................................................................18

   Description of the Plan of Liquidation..........................................................21

   Reasons for Engaging in the Asset Sale and Plan of Liquidation..................................24

   Vote required for the Approval of the Asset Sale................................................25

   Background, Past Contacts, and Negotiations.....................................................25

   Recommendation of the Board of Directors to Shareholders........................................28

   Conflicts of Interest; Interests of Certain Persons in Matters to be Acted Upon.................28

   Accounting Treatment of the Asset Sale and Plan of Liquidation..................................29

   United States Tax Consequences of the Asset Sale and Plan of Liquidation........................29

   Regulatory Approvals............................................................................30

   Opinion of Financial Advisor....................................................................30

   Dissenters' Rights..............................................................................37

PROPOSAL 2:  AMENDMENT TO ARTICLES OF INCORPORATION................................................38

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..................................................39

EXHIBITS

         Exhibit A    Asset Purchase Agreement

         Exhibit B    Plan of Liquidation

         Exhibit C    Fairness Opinion

         Exhibit D    Amendment to Articles of Incorporation

         Exhibit E    Dissenters' Rights Statute

         Exhibit F    Proxy Card

                    QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

WHERE AND WHEN IS THE SPECIAL MEETING?

The special meeting will be held at 9:00 a.m. (local time), on June 27, 2002, in the Platinum Room, Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee 37203.

WHO MAY VOTE?

Holders of record of Celeris' common stock at the close of business on May 24, 2002 may vote at the meeting or any adjournment or postponement of the meeting. On May 24, 2002, 3,423,987 shares of our common stock were issued and outstanding and held of record by approximately 1,200 shareholders. Each shareholder is entitled to one vote per share.

HOW DO SHAREHOLDERS VOTE?

You may vote by proxy or in person at the meeting. To vote by proxy, please complete, sign, date and return your proxy card in the postage-paid envelope that we have provided. The proxy card is attached to this proxy statement as Exhibit F.

HOW DO PROXIES WORK?

Giving your proxy means that you authorize us to vote your shares at the special meeting in the manner you direct. If you sign, date, and return the enclosed proxy card but do not specify how to vote, we will vote your shares FOR the sale of substantially all of our assets and subsequent liquidation, and FOR the approval of the amendment to the Celeris articles of incorporation. We do not know of any other matters that will be brought before the special meeting. If, however, other matters are properly brought before the special meeting, we will vote your proxy on those matters as determined by a majority of the board of directors.

HOW MAY A PROXY BE REVOKED?

You may revoke your proxy before it is voted by submitting a new proxy with a later date, or by providing written notice to such effect to the Celeris secretary at 1801 West End Avenue, Suite 750, Nashville, Tennessee 37203.

WHAT HAPPENS IF I CHOOSE NOT TO SUBMIT A PROXY OR TO VOTE?

If a Celeris shareholder does not submit a proxy or vote at the Celeris special meeting, it will have the same effect as a vote against approval of the sale of assets to Statprobe and the subsequent dissolution of Celeris and distribution to shareholders, and will similarly have the same effect as a vote against approval of the amendment to the Celeris articles of incorporation.

WHAT IS A QUORUM?

In order to carry on the business of the meeting, a quorum must be present. A quorum requires the presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when you fail to provide voting instructions to your broker for shares that your broker holds on your behalf in a nominee name, which is commonly referred to as holding your shares in "street name." Under those circumstances, your broker may be authorized to vote for you on some routine items but is prohibited from voting on other items. Those items for which your broker cannot vote result in broker non-votes.

HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL?

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is necessary for approval of the asset sale and plan of liquidation, as well as the approval of the amendment to the Celeris articles of incorporation. For this purpose, if you vote to "abstain" on these proposals, your shares will have the same effect as if you voted against the proposals. Broker non-votes also will have the same effect as a vote against the proposals. For all other matters that the shareholders vote upon at the meeting, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for approval. Accordingly, an abstention from voting or a broker non-vote on the proposal by a shareholder present in person or represented by proxy at the special meeting will have the same legal effect as a vote against the matter, even though the shareholder may interpret an abstention or broker non-vote differently.

WHO WILL TABULATE THE VOTES?

Persons appointed by the chairman of the special meeting to act as inspectors of election for the special meeting will tabulate the shareholder votes. The inspectors of election will count all shares represented and entitled to vote on a proposal, whether voted for or against the proposal, or abstaining from voting, as present and entitled to vote on the proposal.

WHO PAYS FOR THIS PROXY SOLICITATION?

Your proxy is being solicited by the board of directors. Celeris will pay the expenses of soliciting proxies. We expect that legal and printing expenses will be our primary expenses in connection with the solicitation. In addition to solicitation by mail, our officers may solicit proxies in person or by telephone. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to beneficial owners. We will reimburse these persons for their reasonable expenses.

WHAT ARE THE SHAREHOLDERS BEING ASKED TO APPROVE?

Each Celeris shareholder is being asked to (1) vote in favor of a transaction in which substantially all of the Celeris assets, other than its cash, will be sold to Statprobe, Inc., a privately held company, for approximately $2 million (subject to adjustment) and a plan of liquidation and dissolution pursuant to which Celeris, after paying or making arrangements for debts and expenses, will distribute its remaining cash to its shareholders; and (2) vote for the adoption of an amendment to Celeris' articles of incorporation that will decrease the minimum number of directors that Celeris is required to have on its board of directors from four directors to two directors.

WHY HAS THE BOARD DECIDED TO SELL THE ASSETS AND SUBSEQUENTLY LIQUIDATE CELERIS?

The Celeris board of directors has decided that it is in the best interests of the shareholders to sell the assets and to liquidate Celeris as soon as practicable. Celeris has lost money during each quarter of its operating history since January 1999. These losses have been supported by cash reserves from equity offerings in 1995 and 1996 and proceeds from the sale of another line of business in December 1998. Each month that Celeris continues operations further reduces the amount of money that may be available for a distribution to the shareholders. There is no indication that Celeris will be profitable before expending its cash reserves. Given current market conditions, the board believes that Celeris is unlikely to attract additional capital. For these reasons, among others, the board believes that a sale transaction followed by a liquidating distribution to the shareholders will provide the best possible return to the shareholders. See "Reasons for the Asset Sale and Plan of Liquidation" on Page 25.

WHAT WILL CELERIS RECEIVE IN EXCHANGE FOR ITS ASSETS?

In exchange for substantially all of Celeris' assets other than cash, Statprobe will pay approximately $2 million and assume certain liabilities of Celeris at closing. The purchase price may be adjusted based on: (1) the balance sheet of Celeris at closing as well as (2) the amount of accounts receivable not collected by Statprobe after closing. Celeris currently anticipates that the net proceeds after these adjustments will be approximately $1.35 million.

WHAT WILL THE SHAREHOLDERS RECEIVE IF THE ASSET SALE AND PLAN OF LIQUIDATION IS APPROVED?

It is not possible at this time to give the shareholders an exact amount as to the consideration that they will receive upon completion of the asset sale and subsequent liquidation. It is currently anticipated that the shareholders will receive between $0.29 and $0.35 for each share of Celeris' common stock that they own. Because of certain contingencies contained in the asset purchase agreement, uncertainties as to the costs and expenses to complete the sale and the subsequent liquidation, and other uncertainties, there can be no assurances that the shareholders will not receive less than $0.29 per share or more than $0.35 per share. See "Risk Factors" on Page 16.

IF THE PLAN OF LIQUIDATION IS APPROVED, WHAT IS THE PROCESS FOR LIQUIDATION AND WHEN WILL THE SHAREHOLDERS RECEIVE THEIR PRO-RATA SHARE OF CELERIS' CASH?

If the asset sale and plan of liquidation is approved, the sale to Statprobe will close on or about June 30, 2002. After the asset sale, Celeris will use the proceeds from the sale and its cash on hand to pay or make arrangements for its liabilities, obligations and expenses and liquidate under Minnesota law. A liquidating distribution in cash would then be made to the shareholders. Celeris anticipates that the distribution will occur in the fourth quarter of 2002.

WHAT OTHER OPTIONS DID CELERIS CONSIDER BEFORE DECIDING TO SELL TO STATPROBE AND LIQUIDATE?

Celeris and its investment banker, Jeffries and Co., explored a variety of strategic alternatives including attracting new capital to Celeris, attempting to achieve profitability within the current capital structure, going private transactions, management buyout, bankruptcy, merger, and sale. With the assistance of Jeffries, Celeris actively pursued transactions with a wide range of potential acquirors, initially without success. After reviewing its available alternatives, Celeris re-engaged Jeffries to pursue an asset sale to one or more parties. Celeris received four indications of interest and, after additional negotiations, concluded that a transaction with Statprobe and a subsequent liquidation and cash distribution represented the best approach to maximize shareholder value. Additionally, since deciding to pursue the asset sale and subsequent liquidation, plans have been put in place to reduce expenses of Celeris so that as much cash as possible will be available for distribution to the shareholders.

WHAT WILL OCCUR IF THE SALE TRANSACTION IS NOT APPROVED AND CONSUMMATED?

The board of directors does not believe that the long-term continued operation of Celeris is feasible without additional capital. Therefore, if the asset sale to Statprobe and subsequent liquidation is not approved, Celeris must either (i) pursue an infusion of capital or another transaction in which it can sell its business on terms acceptable to the board of directors and the shareholders, or
(ii) if no such transaction is found within an reasonable amount of time, liquidate Celeris under the protection of the Federal Bankruptcy Code or state insolvency proceedings. Given current market conditions, the Celeris board of directors currently believes that the most likely alternative is liquidation under the protection of the Federal Bankruptcy Code.

WHAT WOULD THE SHAREHOLDERS RECEIVE IN THE EVENT THAT CELERIS IS LIQUIDATED IN FEDERAL BANKRUPTCY PROCEEDINGS?

It is not possible to give an exact amount that would be received by the shareholders in the event of a liquidation in bankruptcy. However, it is highly unlikely that bankruptcy proceedings would result in the shareholders receiving more money than they would receive if the asset sale to Statprobe were approved. If Celeris is liquidated in bankruptcy, it is possible the shareholders would receive significantly less money than they would have received if the asset sale to Statprobe had been approved and consummated.

WHAT RISKS DOES THE ASSET SALE AND SUBSEQUENT LIQUIDATION AND DISTRIBUTION INVOLVE?

In the event that the asset sale and plan of liquidation is approved by the shareholders and consummated, there is a possibility that the distribution could be less than currently anticipated. The primary factors that could reduce the distribution are: (1) the proceeds from the sale are subject to adjustment and could be less than currently anticipated; (2) the proceeds received by Celeris from the disposition of other assets could be less than anticipated; (3) the results of operations during the period prior to closing could require more cash than anticipated, and (4) the expenses and other obligations of Celeris prior to liquidating could be greater than currently anticipated. As a result, the cash available for distribution to the shareholders pursuant to the plan of liquidation are difficult to predict with certainty and may be lower than the range predicted in this proxy statement. See "Risk Factors" on Page 16.

WHAT ARE THE FEDERAL TAX CONSEQUENCES OF THE ASSET SALE AND LIQUIDATION TO CELERIS?

Celeris will likely be able to apply its tax loss carry forwards to offset any taxable gain. Consequently, Celeris does not expect to pay any federal income taxes as a result of the asset sale to Statprobe.

WHAT ARE THE TAX CONSEQUENCES OF THE DISTRIBUTION TO THE SHAREHOLDERS?

There should be no tax to individual shareholders in connection with the asset sale. ALL SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE EFFECT OF THE ASSET SALE UNDER FEDERAL TAX LAW (OR FOREIGN TAX LAW WHERE APPLICABLE), AND UNDER THEIR OWN STATE AND LOCAL TAX LAWS.

Celeris anticipates that all distributions shareholders receive upon liquidation will be treated for federal income tax purposes as full payment in exchange for their shares. Therefore, each shareholder will be taxed only to the extent the amounts such shareholder receives exceed the shareholder's adjusted tax basis in the shares. Celeries expects that this gain or loss will be treated as a capital gain or loss if the shares have been held for more than one year or as short-term capital gain or loss taxed at ordinary income tax rates if the shares have not been held for more than one year. If a shareholder is a corporation, Celeris expects that all of the shareholder's income from liquidating distributions will be subject to tax at the same federal income tax rate as the shareholder's other income. See "United States Tax Consequences of the Asset Sale and Plan of Liquidation" on Page 30.

AM I ENTITLED TO APPRAISAL OR DISSENTER'S RIGHTS?

Pursuant to Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act, Celeris shareholders who do not vote in favor of the asset sale and plan of liquidation are entitled to assert appraisal rights in connection with the asset sale and subsequent liquidation only if Celeris does not distribute the proceeds from the asset sale within one year following such sale. The dissenter's rights provisions of the MBCA are attached to this proxy statement as Exhibit E.

WHY DOES CELERIS WANT TO AMEND ITS CERTIFICATE OF INCORPORATION TO REDUCE THE MINIMUM NUMBER OF DIRECTORS FROM FOUR TO TWO?

Celeris wants to decrease its number of directors to reduce expenses incurred prior to liquidation. Reducing directors from six to two should save approximately $48,000 in director fees prior to liquidation, which would increase the distribution by more than $0.01 per share.

WHERE CAN I FIND MORE INFORMATION ABOUT CELERIS?

Celeris is subject to the informational requirements of the Exchange Act and is required to file reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy our reports, proxy statements and other information at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. You may also obtain copies of the reports, proxy statements and other information from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission maintains a world-wide web site on the Internet at http://www.sec.gov that contains reports, proxies, information statements, and registration statements and other information filed with the Commission through the EDGAR system.

If you want to contact Celeris directly, you may do so at the following address:

                               Celeris Corporation
                              Attn: Paul R. Johnson
                              1801 West End Avenue
                           Nashville, Tennessee 37203
                                 (615) 341-0223

             SUMMARY OF PROPOSED ASSET SALE AND PLAN OF LIQUIDATION

         The following summary highlights the material terms of the proposed sale of Celeris' assets to Statprobe, Inc., and Celeris' subsequent liquidation and distribution. We have included page references to direct you to more complete information that appears elsewhere in this document. A copy of the asset purchase agreement governing the asset sale is attached to this proxy statement as Exhibit A. You should read the proxy statement, the asset purchase agreement and the other documents attached to this proxy statement in their entirety to fully understand the asset sale and its consequences to you.

         THE COMPANIES. Celeris Corporation, a Minnesota corporation, is a publicly traded provider of specialty clinical research and information technology services that expedite clinical trial and regulatory submission processes for pharmaceutical, medical device and biotechnology manufacturers. These services accelerate specific functions within clinical trials and new product submissions which often become bottlenecks for manufacturers seeking regulatory clearance to market new products. Manufacturers have increasingly outsourced clinical research functions to organizations, such as Celeris, that speed the product development process.

         Statprobe, Inc., a Michigan corporation, is a privately held, full-service contract research organization engaged in substantially the same business as Celeris. The company was founded in 1988 and currently employs over 300 people and has operations in Michigan, Kentucky, North Carolina, California and Ohio.

         PURCHASE PRICE. In exchange for substantially all of Celeris' assets other than cash, Statprobe will pay Celeris $1,991,803 at closing. The purchase price may be adjusted based on: (1) the balance sheet of Celeris at closing as well as (2) the amount of accounts receivable not collected by Statprobe after closing. Celeris currently anticipates that the net proceeds after these adjustments will be approximately $1,350,000. See "Description of Asset Sale--Certain Material Terms of the Asset Purchase Agreement" on Page 20.

         ASSETS TRANSFERRED AND LIABILITIES ASSUMED. Celeris is selling and transferring substantially all of its assets other than cash, including all of Celeris' machinery, equipment, inventories of raw materials, work in process, finished goods, contracts, agreements, licenses, accounts receivable, customer lists and intellectual property. Statprobe will assume certain lease obligations related to Celeris' Morrisville, North Carolina office and the equipment therein and the equipment located in Nashville, Tennessee and certain obligations under the assumed customer contracts. Statprobe also is hiring substantially all of Celeris' staff and assuming or otherwise relieving Celeris of certain employee obligations.

         REPRESENTATIONS AND WARRANTIES. The asset purchase agreement contains customary representations, warranties and covenants frequently included in similar transactions. The representations and warranties do not survive closing.

         CONDITIONS TO THE TRANSACTION. Statprobe has the right to "walk away" from the transaction in the event that certain usual and customary conditions are not satisfied, including, among others, that no adverse change shall have occurred with respect to Celeris' business and that Celeris shall have obtained consent of all parties necessary to transfer and assign the customer contracts.

         INDEMNIFICATION. Celeris has agreed to a limited indemnification whereby it will indemnify and hold Statprobe harmless from and after the closing date solely with respect to losses and claims against Statprobe arising from or related to any liability not expressly assumed by Statprobe pursuant to the asset purchase agreement. This indemnification obligation terminates upon dissolution.

         TERMINATION. The asset purchase agreement and related transactions are subject to termination by either Statprobe or Celeris (1) in the event the closing does not occur on or before June 30, 2002, or (2) upon written notice to the other if the other party is in material breach of the asset purchase agreement which breach has not been cured within ten days' written notice thereof, provided such terminating party is not in material breach of any provisions of the asset purchase agreement. In the event the transactions contemplated in the asset purchase agreement are not consummated because of Celeris' refusal or inability to close under the terms of the purchase agreement, and if such refusal or inability is not the direct result of Statprobe's breach of the purchase agreement, Celeris will be obligated to pay to Statprobe $150,000.00 at a break-up fee.

         POST-CLOSING AGREEMENTS. Celeris shall not, directly or indirectly, own, manage, control or participate in any business or enterprise that provides services or products that compete with Statprobe for a period of five (5) years after closing. Additionally, Celeris shall not induce or attempt to induce any former employee of Celeris to terminate or interfere in any way with the relationship between Statprobe (or any of its subsidiaries) and its employees for a period of two (2) years. As a condition to the transaction, Barabara A. Cannon and Paul R. Johnson, executives of Celeris, also agreed to enter into nonsolicitation agreements for one-year periods.

         PLAN OF LIQUIDATION. Under the plan of liquidation (attached to this proxy statement as Exhibit B), Celeris intends, as soon as practicable after the sale of assets to Statprobe, to collect all additional monies owed to it and convert any of its remaining assets into cash. Celeris will then pay or make adequate reserves for the payment of all of Celeris' liabilities and obligations, including all expenses related to the sale of its assets and the plan of liquidation. The board, in its discretion, may also set aside reserves to pay any claims that may arise against Celeris, whether known or unknown. Celeris will make one or more liquidating distributions to the shareholders, representing the net proceeds of the liquidation. The amount of the liquidating distributions will depend on the amount received upon sale of Celeris' assets, cash on hand, the amount of Celeris' liabilities and obligations and the amount of liquidation expenses and reserves as determined by the board. The liquidating distribution will be made to Celeris shareholders based on their pro rata ownership of Celeris and currently is anticipated to occur in the fourth quarter of 2002.

         At this time, it is not possible to determine exactly what amount will be available for distribution to shareholders or when distributions will be made. Celeris expects the sale of its assets to Statprobe will result in gross cash consideration of approximately $2.0 million as of the date of closing. Celeris currently expects that it will distribute between $0.29 and $0.35 in cash per share of Celeris common stock. However, the amount received could be less than $.29 per share, or more than $.35 per share. See "Description of the Plan of Liquidation -- Distribution Amounts" on Page 23.

         The proposed plan of liquidation and dissolution will authorize (a) the distribution to shareholders of cash remaining after payment of Celeris' debts and obligations, (b) the deregistration of Celeris under the Securities Exchange Act of 1934 and (c) the dissolution of Celeris' common stock pursuant to the Minnesota Business Corporation Act. If this proposal is approved by the shareholders:

         - Celeris will file a notice of intent to dissolve with the Minnesota Secretary of State evidencing its intent to dissolve after the liquidation is complete.

         - Celeris will liquidate its remaining property and assets in an orderly manner and will distribute to Celeris' shareholders the net proceeds from such assets, after paying or making provision for payment of the debts, obligations and liabilities of Celeris.

         - Celeris may establish reserves for future or contingent liabilities.

         - All expenses of the sale, liquidation and dissolution will be paid by Celeris.

         - Celeris will close its stock transfer books as of a date prior to the consummation of the liquidation as determined by the board of directors, and no further transfers of the common stock will be permitted after such date. Each shareholder of Celeris will receive a proportionate beneficial interest in each distribution of Celeris property. This beneficial interest may not be transferred except by will, intestate succession or operation of law.

         - Celeris will make one or more liquidating distributions in cash to the shareholders, representing the net proceeds of the liquidation. The amount of the liquidating distributions will depend on the amount received in the asset sale, cash on hand, the amount of Celeris' liabilities and obligations, including the amount of sale, liquidation and dissolution expenses.

         -        Celeris will deregister as a 1934 Act reporting company.

         - Once all liabilities of Celeris have been satisfied, and all of the remaining assets of Celeris have been distributed to shareholders, Celeris will dissolve and will cease to legally exist.

         OPINION OF FINANCIAL ADVISOR TO CELERIS.  On May 13, 2002, Morgan
Lewis Githens & Ahn, Inc., an independent financial advisor, delivered its oral opinion to the Celeris board of directors, and subsequently reaffirmed its opinion in writing on May 14, 2002, that, as of that date and based on and subject to the matters described in its written opinion, the consideration anticipated to be received by the shareholders is fair from a financial point of view to the holders of Celeris common stock. See "Opinion of Financial Advisor" on Page 31. The full text of the written opinion of Morgan Lewis Githens & Ahn, dated May 14, 2002, is attached to this proxy statement as Exhibit C. Celeris shareholders should read this opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken in delivering the opinion. Morgan Lewis Githens & Ahn's opinion is directed to the Celeris board of directors and does not constitute a recommendation to any shareholder as to any matter relating to the transactions described in this proxy statement.

                                  RISK FACTORS

RISKS IF ASSET SALE AND PLAN OF LIQUIDATION IS NOT APPROVED.

The liquidation and distribution would not occur as planned. If the asset sale and plan are not approved, shareholders will not receive a distribution in accordance with the plan of liquidation. While shareholders may subsequently receive a distribution pursuant to another transaction or plan, no other transaction or plan is currently contemplated. The board believes that any future distribution likely would be less than the currently anticipated range because of timing delays and other uncertainties. The board also believes that there is some chance that no distribution would occur if the sale and subsequent liquidation are not approved. See "Description of the Plan of Liquidation" on Page 23.

Continued Operations. If the asset sale is not approved, Celeris will continue to operate its business unless and until it is able to negotiate another transaction that the board of directors believes is favorable to the shareholders. The board of directors currently does not believe that finding a transaction that improves shareholder value above and beyond the Statprobe transaction and the liquidation is likely, especially when considering that Celeris would be required to pay Statprobe a break-up fee of $150,000 prior to entering into a transaction with another buyer. If Celeris continues to operate its business, financial projections indicate that Celeris will lose money during each quarter in the foreseeable future. Therefore, if the asset sale and subsequent liquidation are not approved, assuming no additional infusion of capital, it is likely that Celeris would eventually use all of its available cash and be forced to cease operations. If this happens, the value of Celeris' stock will be greatly diminished, and the amount of net proceeds, if any, that would be available to the Celeris shareholders at such time would be considerably less than the current market value of Celeris' common stock. As a result, the board of directors likely would conclude that the next best alternative is liquidation under the protection of the Federal Bankruptcy Code.

RISKS IF THE ASSET SALE AND PLAN OF LIQUIDATION IS APPROVED.

         The asset sale may not close. Even if the asset sale is approved by Celeris' shareholders, there is a risk that the asset sale will not close. The asset purchase agreement contains numerous conditions to close. If one or more of these conditions is not satisfied or waived, the asset sale and subsequent liquidation will not occur, and Celeris's shareholders will face the risks described above.

         The amount of distribution could be less than currently anticipated. The amount of cash that will be distributed to Celeris shareholders is uncertain. While it currently is anticipated that Celeris' shareholders will receive between $0.29 and $0.35 per share in connection with the asset sale and plan of liquidation, there can be no assurance that shareholders will receive liquidation distributions in an amount equal to or greater than the lower end of the range. The plan of liquidation does not provide for a minimum distribution. A number of events or factors could effect the distribution per share. Even seemingly small variations from the current expectations could have a material impact on the distribution, since every $34,000 in increased expenses or decreased proceeds reduces the amount of cash that the shareholders will receive by approximately $.01 per share. Factors that could cause a reduction in the distribution include:

         - Delay in the asset sale or the liquidation. Celeris' monthly expenditures currently exceed its monthly revenues, and Celeris will continue to incur expenses after the sale until liquidation. Therefore, the longer the time period before the assets are sold and Celeris is liquidated, the less cash there will be for distribution to the shareholders. Even small delays could have a material impact. See "Description of Asset Sale" on Page 19.

         - The amount of proceeds from the asset sale could be less than currently anticipated. The net asset value of Celeris' assets may decline prior to closing. Celeris may not be able to transfer some of the assets currently anticipated to be transferred. In addition, the purchase price is subject to certain adjustments for asset value and collectibility of accounts receivable. As a result, the proceeds could be less than currently anticipated and even small decreases could have a material impact.

         - The amount of liabilities and expenses could be more than currently anticipated. Before distributing cash to shareholders, Celeris must pay or make arrangement for its liabilities and expenses. Celeris may incur or discover presently unknown claims, liabilities or expenses. Additionally, the actual sale and liquidation expenses may vary from the level currently anticipated. Any increase in liabilities or expenses will reduce the amount of cash available for distribution to shareholders and even small increases could have a material impact. See "Description of Asset Sale" on Page 19 and "Description of Plan of Liquidation" on Page 25.

         - The cash available for distribution could be effected by operating results through the date of closing. Celeris will continue to operate its business until asset sale is complete. Celeris currently anticipates an operating loss for this period. The risk factors related to the ongoing operations of the business, as described in the prior SEC filings of Celeris, could cause the losses to be greater than currently anticipated. In addition, the announcement, planning, and execution of the asset sale and subsequent distribution could have a negative impact on operations.

                           FORWARD-LOOKING STATEMENTS

         When used in this proxy statement, the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement or as of the date of such other documents. Actual results may differ materially from those contemplated in forward-looking statements and projections. Risks and uncertainties that may cause such differences include, but are not limited to the ability of Celeris to close the sale of its operating assets, the effects on Celeris if the sale is not completed, the uncertainty as to what liquidating distributions, if any, shareholders will receive if the sale is completed, the effect that a delay of the close of the sale might have on the proceeds from the sale or assets remaining after the sale, the ability of Celeris to meet its operating and capital expenditure requirements in 2002 and remain a going concern, the uncertainty of market acceptance of Celeris' clinical research services, changes in Celeris' backlog including potential cancellation, delay or change in the scope of client contracts for clinical research services, Celeris' dependence on a single client for a material portion of Celeris' revenues, and other risk factors detailed in Celeris' Securities and Exchange Commission filings, including Celeris' Form 10-K for the year ended December 31, 2001 and Celeris' Form 10-Q for the quarter ended March 31, 2002. Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Celeris assumes no obligation to update such forward-looking statements or any projections to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except to the extent necessary to make such statements and projections not misleading.

                 PROPOSAL 1: ASSET SALE AND PLAN OF LIQUIDATION

         If the asset sale and subsequent liquidation and distribution is approved, Celeris intends to complete the sale of substantially all of its assets to Statprobe pursuant to the terms of the asset purchase agreement. Following the sale of assets to Statprobe, Celeris will pay or make arrangements for its liabilities and obligations and proceed to liquidate and distribute all available cash to its shareholders. A detailed description of the asset sale, the plan of liquidation and related information is included in this proxy statement. Descriptions of the asset sale and plan of liquidation in this proxy statement are qualified in their entirety by reference to the asset purchase agreement and the plan of liquidation which are attached to this proxy statement as Exhibits A and B. Shareholders are encouraged to read the asset purchase agreement and the plan of liquidation in their entirety.

DESCRIPTION OF CELERIS AND ITS BUSINESS

         Celeris is a provider of specialty clinical research and information technology services that expedite and streamline the clinical trial and regulatory submission process for pharmaceutical, medical device and biotechnology manufacturers. These services accelerate specific functions within clinical trials and new product submissions which often become bottlenecks for manufacturers seeking regulatory clearance to market new products. Delays in obtaining regulatory clearance for new products can result in significant lost revenues and increased expenses for manufacturers. As a consequence, manufacturers have increasingly outsourced clinical research functions to organizations, such as Celeris, that can offer expertise and services that speed the product development process.

         Celeris' overall strategy is to offer select clinical research and information technology services to pharmaceutical, medical device and biotechnology manufacturers in areas that accelerate the product development process. The primary service lines consist of clinical monitoring, data management and regulatory consulting. In its service areas, Celeris focuses on services that expedite and streamline clinical trials and regulatory submissions for new drugs, devices and other regulated healthcare products. Currently, these service lines and the existing contracts to provide these services to third parties generate substantially all of Celeris' revenue and, if approved by the shareholders, will be sold to Statprobe.

         The last reported sale price as of May 14, 2002 for the Celeris common stock was $0.20 per share. The principal executive office of Celeris is located at 1801 West End Avenue, Suite 750, Nashville, Tennessee 37203.

DESCRIPTION OF THE ASSET SALE

         Celeris announced on April 1, 2002, that it had entered into a non-binding letter of intent to sell substantially all of its assets to Statprobe. Statprobe is a privately held, full-service contract research organization serving pharmaceutical, biotechnology and medical device clients. The company was founded in 1988 and currently employs over 300 people in Columbus, Ohio; Lexington, Kentucky; San Diego, California, Cary, North Carolina and Ann Arbor, Michigan. Upon the closing of the asset sale, Celeris will assign and Statprobe will assume and agree to perform and discharge in accordance with their terms: (1) certain lease obligations related to Celeris' Morrisville, North Carolina office and the equipment located therein, as well as the equipment located in Celeris' Nashville, Tennessee office; (2) those obligations outstanding on or arising after the closing date under the customer contracts assumed by Statprobe; and
(3) certain liabilities related to Celeris, employees. Upon close of the asset sale, Celeris plans to begin an orderly liquidation of its remaining assets and liabilities with the net proceeds to be distributed to shareholders during the fourth quarter of 2002. There can be no assurance that: (1) the asset sale can or will be completed; (2) a delay in closing the asset sale will not negatively impact Celeris' remaining assets or proceeds from the sale; (3) Celeris' remaining assets will be sufficient to cover Celeris' remaining liabilities, expenses, and obligations; or (4) that shareholders will receive liquidating distributions.

         Consideration to be Received in the Asset Sale. In exchange for Celeris' assets, Statprobe will pay Celeris $1,991,803 in cash at closing, subject to the following adjustments:

         - If Celeris' accounts receivable plus the gross value of the fixed assets; plus any Celeris earned revenue in excess of billed revenue; minus billed revenue in excess of earned revenue is greater or less than $3,353,705, then the purchase price shall be increased or reduced respectively based on such difference. Celeris currently anticipates that the net proceeds after these adjustments will be approximately $1.35 million.

         - The amount of the cash consideration will be adjusted downward to the extent that any accounts receivable outstanding on the closing date are not paid to Statprobe within sixty days of such closing date and such accounts receivable would revert to Celeris for collection.

         Assets Transferred and Liabilities Assumed. Celeris is selling and transferring substantially all of its assets other than cash, which includes all of the Celeris' equipment, work in process, contracts, agreements, licenses, accounts receivable, customer lists and intellectual property. Statprobe will assume certain lease obligations related to Celeris' Morrisville, North Carolina, office and the equipment therein, the lease obligations related to the equipment located in Nashville, Tennessee, and certain obligations under the assumed customer contracts. Statprobe also is hiring substantially all of Celeris' staff and assuming or otherwise relieving Celeris of certain employee obligations. However, any obligation not expressly assumed by Statprobe pursuant to the asset purchase agreement will remain the responsibility of Celeris, which will include obligations related to employee severance payments, change in control severance payments, worker's compensation claims, stock options, any taxes, liabilities related to the excluded assets and undisclosed or contingent liabilities.

         Certain Material Terms of the Asset Purchase Agreement.

         Representations and Warranties. The asset purchase agreement contains customary representations and warranties from Celeris to Statprobe relating to, among other things: (1) due organization and good standing; (2) corporate authority to enter into the asset purchase agreement; (3) the accuracy of financial statements; (4) ownership of the assets; (5) absence of certain liabilities; (6) compliance with environmental and safety laws; (7) absence of material changes or events; (8) tax matters; (9) absence of liabilities related to employee benefit plans; (10) absence of litigation; (11) matters related to accounts receivable; (12) matters related to contracts and commitments; (13) matters related to warranties and product liability claims; and (14) solvency.

         Covenants. Celeris covenants that it will carry on its business in a manner consistent with prior practice in the usual and ordinary course through the date of closing. Specifically, Celeris will: (1) maintain its corporate existence; (2) make no payment or increase the salary or benefits to any officer or employee; (3) not waive any material right or cancel any material contract nor assume or enter into any contract, license or lease without Statprobe's consent; (4) not dispose or acquire any assets having an initial cost of $500 or more; (5) maintain the business consistent with prior practice;
(6) permit Statprobe, upon notice to Celeris, to communicate with Celeris' employees to facilitate the transaction; (7) call a meeting of its shareholders to cause Celeris to authorize and act upon the asset purchase agreement and the related transactions; (8) work with Statprobe to obtain the consent of various third parties in order to assign certain contracts and agreements to Statprobe; and (9) be responsible for the COBRA obligations of all employees Celeris terminates on or prior to closing.

         Conditions to the Transaction. The obligations of Statprobe to purchase the assets of Celeris are conditioned on the fulfillment of the following: (1) the representations and warranties made by Celeris in the asset purchase agreement shall be true as of the closing date; (2) Celeris shall have complied with all of the covenants contained in the asset purchase agreement;
(3) the receipt from Celeris' legal counsel of an opinion; (4) no material adverse change shall have occurred with respect to Celeris' business; (5) no lawsuit or litigation shall be outstanding or threatened against Celeris in connection with the asset purchase agreement or related agreements; (6) Celeris shall have obtained consent of all parties necessary to transfer and assign the customer contracts, including the OracleTM Software License; and (7) all Celeris employment agreements shall be terminated pursuant to terms and documentation satisfactory to Statprobe.

         Indemnification. Celeris is required to indemnify and hold Statprobe harmless from and after the closing date with respect to losses and claims against Statprobe arising from or related to any liability not expressly assumed by Statprobe pursuant to the asset purchase agreement. This obligation applies only to third-party claims made prior to Celeris' dissolution, and Celeris' right to proceed with dissolution shall not be affected by potential third-party claims.

         Termination. The asset purchase agreement and related transactions are subject to termination by either Statprobe or Celeris: (1) in the event the closing does not occur on or before June 30, 2002; or (2) upon written notice to the other if the other party is in material breach of the asset purchase agreement which breach has not been cured within ten days' written notice thereof, provided such terminating party is not in material breach of any provisions of the asset purchase agreement. In the event the asset sale is not consummated because of Celeris' refusal or inability to close under the terms of the purchase agreement, and if such refusal or inability is not the direct result of Statprobe's breach of the purchase agreement, Celeris will pay to Statprobe $150,000.00, which is intended to fully compensate Statprobe for its time, expense and lost opportunity cost in pursuing the asset sale.

         Post-Closing Agreements. Celeris shall not, directly or indirectly, own, manage, control or participate in any business or enterprise that provides services or products that compete with Statprobe for a period of five (5) years after closing. Additionally, Celeris shall not induce or attempt to induce any former employee of Celeris to terminate or interfere in any way with the relationship between Statprobe (or any of its subsidiaries) and its employees for a period of two (2) years.

         Operation of Celeris after the Asset Sale. Because Statprobe will acquire all of our ongoing operations, we will not have any ongoing business operations upon completion of the sale.

DESCRIPTION OF THE PLAN OF LIQUIDATION

         Effective Date of Plan of Liquidation. The plan of liquidation will become effective only if the asset sale and plan of liquidation is approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock of Celeris, and only if the asset sale is consummated. Following the consummation of the asset sale, the board of directors will, in its discretion, determine a date on which the plan of liquidation will become effective.

         Cessation of Business. If the asset sale and plan of liquidation is approved, Celeris will continue to operate its business until the asset sale is consummated. Following the consummation of the asset sale, Celeris will cease its business and will not engage in any business activities except for the purposes of collecting and distributing its assets, paying, satisfying, and discharging any existing debts and obligations, and doing all other acts required to liquidate and wind up its business and affairs.

         Notice of Intent to Dissolve; Articles of Dissolution. Celeris will be dissolved in accordance with the Minnesota Business Corporation Act (the "MBCA") and Celeris' articles of incorporation. As soon as practicable after the consummation of the asset sale, Celeris will prepare and file a Notice of Intent to Dissolve with the Minnesota Secretary of State. Upon final distribution to the shareholders of Celeris' assets, Celeris will prepare and file Articles of Dissolution and upon such filing the legal existence of Celeris will cease.

         Liquidation of Other Assets. As soon as reasonably practicable after the effective date of the plan of liquidation, all assets of Celeris not already converted to cash or cash equivalents will be converted to cash or cash equivalents. Celeris will be responsible for the liquidation of its assets.

         Payment of Liabilities and Obligations. Celeris will determine and will pay, or will set aside in cash or cash equivalents, the amount of all known or reasonably ascertainable liabilities and obligations of Celeris incurred or expected to be incurred prior to the date of the final liquidating distribution.

         Restriction on Transfer. The proportionate interests of shareholders in the assets of Celeris will be fixed on the basis of their respective shareholdings at the close of business on the effective date. Until the effective date, shares can still trade in the over the counter (OTC) market or otherwise. Celeris does not anticipate that any options or warrants will be exercised after the date hereof since the lowest exercise price for any shares is $______ per share. On the effective date, the stock transfer books of Celeris will be closed, and no further transfers of the common stock will be permitted. Thereafter, unless the stock transfer books of Celeris are reopened because the plan of liquidation cannot be carried into effect under the MBCA or otherwise, the shareholders' respective interests in Celeris' liquidating distributions will not be transferable except by will, intestate succession or operation of law.

         Shareholders; Beneficial Interests. Celeris will close its stock transfer books, and each shareholder of Celeris as of the effective date will have a proportionate "beneficial interest" in each distribution of Celeris property. The term "beneficial interest" will mean, for each shareholder, the percentage determined by dividing the number of shares of common stock held by the shareholder on the effective date by the total number of shares of common stock of Celeris outstanding on such date. Each distribution of Celeris assets to the shareholders will be made to the shareholders, or their authorized legal representatives or successors in interest, pro rata, according to their relative beneficial interests. These beneficial interests cannot be sold or otherwise transferred except by will, intestate succession or operation of law.

         Liquidating Distributions. In accordance with Section 331 of the Internal Revenue Code of 1986, as amended (the "IRC"), Celeris' assets are expected to be distributed in one or more cash payments in complete cancellation of all the outstanding shares of common stock of Celeris. Celeris will from time to time pay over to the shareholders any cash that is received as the result of any disposition of Celeris' property; provided, however, that no distribution will be made to shareholders without first satisfying or adequately providing for: (a) all known or contingent claims of creditors of Celeris; (b) a reserve for the reasonable expenses incurred or to be incurred by Celeris or its agent; and (c) a reasonable reserve for amounts required to be distributed to unlocated shareholders. The final distribution of assets to the shareholders will be made as soon as practicable after all of Celeris' property has been sold or otherwise disposed of. Each shareholder will be required to return such shareholder's stock certificate(s) to Celeris as a condition to receiving such liquidating distributions. Shareholders who are unable to locate their stock certificates will be entitled to receive liquidating distributions by following the "lost certificate" procedures provided by Celeris. Celeris will provide instructions regarding the surrender of stock certificates after this liquidation proposal is approved.

         Expenses of the Liquidation and Dissolution. Celeris will bear all of the expenses incurred by it in carrying out the plan of liquidation, including, but not limited to, legal, accounting and administrative expenses, transaction costs and tax obligations.

         Distribution Amounts. Total net cash available at closing of the asset sale currently is anticipated to be approximately $1.55 million, after giving effect to collections and operating expenses through such date. Celeris currently anticipates receiving approximately $1.35 million in cash proceeds from the asset sale. Expenses related to the sale and the subsequent liquidation currently are anticipated to be approximately $1.8 million including professional fees related to the sale and liquidation, insurance premium payments, certain payments to employees of Celeris, payments owed pursuant to the lease of its corporate office, and a termination fee related to its credit facility. Each of the foregoing amounts is subject to some expected variation. As a result, Celeris currently anticipates that it will have available for distribution between $1.0 million and $1.2 million. Assuming that 3,423,987 shares are then outstanding, this will result in a distribution of between $0.29 and $0.35 per share.

         The distribution amounts set forth in the preceding paragraph are provided only as an illustration. There can be no assurance that shareholders will receive liquidation distributions in an amount equal to or greater than the illustration set forth above, and the plan of liquidation does not provide for a minimum distribution. The net asset value of Celeris' assets may decline. Celeris may incur or discover presently unknown claims, liabilities or expenses in addition to the liabilities and expenses set forth in the preceding paragraph. Additionally, the actual sale and liquidation costs may vary from the estimates included above. Any diminution of the net asset value of Celeris' assets or any increase in liabilities or liquidation costs will reduce the amount of cash available for distribution to shareholders. The amount of cash that will be distributable to the shareholders is affected by approximately $.01 per share for each $34,000 that is available to distribute. Because $34,000 is a relatively small amount of cash, small variations in the assumptions that have been used to determine the currently anticipated distribution range of $0.29 to $0.35 per share may have a relatively large impact on the per share cash amount that will ultimately be distributed to shareholders.

         Amendment or Abandonment of Plan. Shareholders of Celeris may amend or abandon the plan of liquidation prior to the filing of articles of dissolution. To amend or abandon the plan prior to the filing of the articles of dissolution, shareholders holding a majority of the voting power of Celeris must approve a proposal amending or revoking the plan at a properly convened meeting of shareholders. Under the by-laws of Celeris, a special meeting may be called for the purpose of considering a proposal to amend or abandon the plan. The written notice of the special meeting must state the purpose of the meeting. If abandonment of the plan were properly approved by a majority of the voting power of Celeris, the dissolution of Celeris would cease and the plan would be revoked. Celeris would then continue its existence as a going concern. If the plan were amended by proper approval of the majority of the voting power of Celeris, the dissolution of Celeris would continue pursuant to the amended plan of dissolution.

         Impact of Plan of Celeris' Status Under the 1934 Act. Celeris will seek to deregister as a reporting company under the 1934 Act. Upon the effectiveness of the deregistration, Celeris will no longer be subject to the provisions of the 1934 Act. If the asset sale and plan of liquidation is approved, Celeris will no longer be involved in any on-going business activities and Celeris's only activity will be the liquidation and distributions contemplated by the plan of liquidation. Celeris' deregistration under the 1934 Act will have no direct effect on Celeris' articles of incorporation or bylaws, nor will it affect the status of Celeris under the MBCA; however, certain other transactions included in this liquidation proposal (including the dissolution of Celeris under the MBCA) will have such effect.

REASONS FOR ENGAGING IN THE ASSET SALE AND PLAN OF LIQUIDATION

         In reaching the decision to engage in the asset sale and subsequent liquidation, the Celeris board of directors considered a number of factors, including:

         1. Operating History and Financial Condition. The board considered the current and historical financial condition and results of operations of Celeris, as well as the prospects and strategic objectives of Celeris, including the risks involved in achieving those prospects and objectives. Celeris has experienced operating losses in each quarter since January 1998, and expects to continue to experience operating losses. Celeris has limited resources available to meet its operating and capital expenditure requirements. Celeris historically has funded its operating losses with cash reserves from equity offerings in 1995 and 1996 and proceeds from the sale of another line of business in December 1998. Net losses for the year ended December 31, 2001 and quarter ended March 31, 2002 were $2.74 million and ________ respectively, and Celeris had an accumulated deficit of $64.88 million at December 31, 2001. As of March 31, 2002, Celeris had cash and cash equivalents of $2.46 million, including restricted funds of $277,000 related to certain lease agreements that extend to August 2003. Celeris believes that its cash and cash equivalents may not be sufficient to fund its operations throughout 2002 and 2003. Although Celeris has conditional access to $1.5 million under its revolving line of credit, Celeris will not be able to maintain the $3.0 million minimum net worth covenant required under the credit agreement based on its projected operating losses in 2002 and thus may not be able to access the revolving line of credit during or after the second quarter of 2002.

         2. Strategic Alternatives. The board considered a number of strategic alternatives to maximize shareholder value including attracting new capital to Celeris, attempting to achieve profitability within the current capital structure, going private, management buyout, bankruptcy, merger, and sale. The board did not believe that Celeris was likely to attract new capital and further concluded that Celeris would not achieve profitability without additional capital. It sought a buyer or merger partner with the assistance of its investment banker but without success. The board then considered options for liquidating Celeris, including bankruptcy, before again seeking, with the assistance of its investment banker, an asset buyer or management buyout. Of the options, the board concluded that the transaction with Statprobe and subsequent liquidation represented the best option to maximize shareholder value.

         3. Market conditions. The board considered the effect of market conditions since the fall of 2001 on its ability to raise capital or complete a merger or other transaction. The market for raising capital, particularly for "micro cap" public companies has been very difficult. Moreover, in this time frame, mergers and acquisition transactions have dwindled substantially. While the market could improve before Celeris expends its available funds, the board concluded that the risk of returning no value or substantially less value to shareholders outweighed this possibility.

         4. Terms of the transaction. The board considered that Statprobe's obligation to consummate the purchase is subject to a limited number of conditions. For instance, Statprobe does not need to obtain outside financing or shareholder approval before closing. The board also considered the ability of Statprobe to move to closing quickly and the liabilities that it was willing to assume from Celeris. The board also considered the purchase price adjustments and the limited indemnification in assessing the anticipated distribution to the shareholders.

         5. Liquidity. Celeris' common stock was de-listed from the Nasdaq Stock Market in May, 2001, at which time the stock began trading in the OTC market. Since then, the average weekly trading volume for the stock is approximately 25,000 shares. The Celeris board considered this liquidity constraint and its effect on shareholders in evaluating strategic alternatives. The board believes that the asset sale and subsequent liquidation gives Celeris shareholders a liquidity event not otherwise available to them in the open market.

         6. Fairness Opinion. The board received a fairness opinion from Morgan Lewis Githens & Ahn, Inc., with respect to the fairness, from a financial point of view, of the anticipated consideration to be received by the holders of Celeris common stock pursuant to a plan of liquidation following the asset sale to Statprobe. Shareholders are urged to read the opinion in its entirety, and a copy is attached to the proxy as Exhibit C.

VOTE REQUIRED FOR THE APPROVAL OF THE ASSET SALE AND PLAN OF LIQUIDATION

         In order for Celeris to sell its assets to Statprobe and adopt the plan of liquidation, holders of a majority of the shares outstanding must vote to approve the asset sale and the plan of liquidation. If at the meeting, shareholders representing a quorum of at least fifty-one percent of the shares entitled to be voted thereat are not present or represented by proxy, then the meeting will be adjourned to such time and place as may be designated by the chairman of the meeting.

         Under Section 302A.721 of the MBCA, the voluntary dissolution of Celeris by its shareholders pursuant to the plan of liquidation requires approval by the affirmative vote of the holders of a majority of the outstanding shares of Celeris common stock as of May 24, 2002.

BACKGROUND, PAST CONTACTS, AND NEGOTIATIONS

         In the fourth quarter of 2000, a number of matters led the board to consider hiring an investment banking firm to assist Celeris. These included capital constraints, the $750,000 cash settlement of a class action lawsuit, low share price, Nasdaq delisting notification, limited interest by investment professionals and research analysts, and the pace of moving toward profitability.

         After interviewing a number of investment banks, Celeris hired Jeffries & Company, an investment banking firm, in January 2001 to assist Celeris in seeking out a strategic partner or buyer.

         On February 21, 2001, Jeffries made its initial presentation to the board regarding potential strategic alternatives. The board instructed Jeffries to begin contacting third parties regarding potential strategic transactions with the Celeris. For the next several months Jeffries discussed a potential strategic transaction with numerous public and private companies. [FIVE] of these companies subsequently agreed to enter into confidentiality agreements with Celeris on customary terms in order to obtain certain confidential information about Celeris required to evaluate a potential transaction. On April 26, 2001, the board met and received an update from Jeffries regarding its progress to date. Celeris representatives met with potential partners during May and June, 2001.

         In May 2001, Celeris common stock was delisted from the Nasdaq Stock Market.

         During June and July 2001, Celeris received two preliminary, informal indications of interest from parties. Informal discussions with each followed but, by the end of July 2001, both had concluded that they were not interested in pursuing a transaction on terms acceptable to the board.

          The board met on July 26, 2001, and, having not found a transaction that they believed was in the best interest of the shareholders, decided to continue to operate the business and monitor operations, the market, and the acquisition arena.

         In the three months following, particularly after September 11, 2001, the market and the acquisition arena failed to improve and Celeris operating results remained generally flat.

         On October 24, 2001, the board met and preliminarily discussed a variety of strategic options. The board instructed management to further analyze these options, as well as projections for future operations, and instructed Jeffries to re-approach potential partners regarding a transaction. During November and December 2001, the process continued.

         On January 17, 2002, the Celeris board held a meeting in which the board discussed Celeris' anticipated results for 2001. The board also received an update on the progress of the search for a strategic partner for Celeris and the apparent lack of parties interested in acquiring the entire company. The board also reviewed other alternatives to maximize shareholder value. The directors then discussed the need to expand Jeffries' search to a broader range of potential transactions including asset sales for the business as a whole or in parts. The board emphasized the urgency of Celeris' position given continuing losses, the lack of an interested partner, and potential liabilities and expenses in a liquidation. The board concluded that Jeffries should work towards having any offers lined up before the end of the month to enable the board to compare them to other available alternatives including a management buyout or a cost-effective liquidation.

         On January 28, 2002, the board met and discussed preliminary 2001 financial results including an anticipated loss of approximately $2.7 million on revenues of $8.96 million. The board then received a report on the progress regarding an asset sale and regarding a management buyout. The board scheduled a meeting for the following week regarding a possible sale, management buy-out or cost-effective liquidation.

         On February 6, 2002, the board conducted a telephonic meeting in which Ms. Cannon opened the meeting with a discussion of her progress in securing financing for a potential management buy-out with venture sources. The board then received an update regarding ongoing discussions with four potential purchasers of all or part of the Celeris assets, but that no party had made a definitive offer at that time. Jeffries reported that it was unsure when or if any of the parties would make an offer for all or part of Celeris. The board also received a refined liquidation analysis from management. The board directed management and Jeffries to continue to pursue all alternatives.

         The board met again on February 12, 2002, and discussed Celeris' management meetings with parties that appeared to be interested in portions of Celeris' assets. The board also discussed the timing of any potential transaction and the potential impact on shareholder value that would result from delays in implementing each alternative for maximizing shareholder value.

         On February 26, 2002, the board held a meeting to discuss generally the status of negotiations with three potential buyers of assets as well as a venture capital group interested in financing a management buyout. Ms. Cannon updated the board with respect to her discussions with the venture capital company. The board then discussed in detail the status of all negotiations and the different aspects of each buyer's interest in various aspects of Celeris, the resources of each buyer, each buyer's ability to move quickly and an estimate of how long it might take to obtain a signed letter of intent from each buyer.

         On March 21, 2002, the board met and discussed a variety of matters related to the potential transactions. Jeffries updated the board on the status of all transaction discussions and summarized the terms of potential offers from each of the four parties. The board discussed each transaction and how each would impact the return to the shareholders and the likelihood of closing a transaction and other economic factors with respect to each. The board then discussed the merits of a sale as part of a liquidation in bankruptcy proceeding as a way to maximize shareholder value but concluded that doing so risked losing customers. The board ultimately concluded, after additional discussion, that the Statprobe offer was most likely to maximize shareholder value and concluded that Celeris should execute a letter of intent with Statprobe.

         Celeris then negotiated a letter of intent with Statprobe and executed it on March 30, 2002. From then through May 14, 2002, Statprobe conducted due diligence and worked with Celeris toward a definitive agreement.

         On May 3, 2002, Celeris hired Morgan Lewis Githens & Ahn, Inc. ("MLGA") to analyze the transaction and proposed liquidation and to render a fairness opinion to the board.

         The board met on May 10, 2002, discussing the status of the negotiations regarding the asset purchase agreement with Statprobe. The board also discussed an analysis currently being conducted by MLGA regarding its fairness opinion. Management and an MLGA representative discussed how several purchase price issues, operational issues and issues regarding severance payments could impact the net distribution made to the shareholders. Management and the board also discussed potential reductions in the severance payments that Celeris' contractually owed to certain members of Celeris management. Management indicated a desire to reduce such payments in an effort to increase the proceeds available for shareholders.

         The board conducted a telephonic meeting on May 13, 2002, and MLGA made a formal presentation of their analysis regarding the fairness of the distribution to the Celeris shareholders following the transaction with Statprobe. After reviewing its analysis and answering questions from certain members of management and the board, MLGA delivered its oral fairness opinion to the board.

         The board met on May 14, 2002, and opened with a discussion of the asset purchase agreement, where management noted that there were no open issues remaining. The board then discussed the various issues and factors that would impact the amount of the liquidating distribution to be made to the shareholders. The board discussed various potential expenses and expense savings, as well as issues related to cash on hand and proceeds from the sale. After substantial discussion and analysis the board concluded that the currently anticipated range of distribution was between $0.29 and $0.35 per share. The board concluded that the sale and subsequent liquidation were in the best interest of the shareholders. The board then approved the transaction with Statprobe.

         Celeris and Statprobe finalized and executed the asset purchase agreement on May 14, 2002.

RECOMMENDATION OF THE BOARD OF DIRECTORS TO SHAREHOLDERS

         The board of directors has approved the asset sale, asset purchase agreement and plan of liquidation. The Celeris board of directors also has determined that the asset sale and plan of liquidation are in the best interests of Celeris and Celeris' shareholders. The board of directors recommends that shareholders vote in favor of the asset sale and plan of liquidation proposal.

CONFLICTS OF INTEREST; INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         If the asset sale and plan of liquidation is approved, several of Celeris' executive officers and one of its directors will receive benefits that they otherwise may not be entitled to receive.

         Barbara A. Cannon, Celeris' chief executive officer, and chairman of the board of directors, has an employment agreement with Celeris that entitles her to severance equal to two years of her base salary, which would provide for a severance payment of $450,000. In an effort to increase the return to shareholders in the distribution, Ms. Cannon voluntarily agreed to a lump sum payment of $205,000 to her and a lump sum payment of $20,000 to her executive assistant, which together is equal to one year of Ms. Cannon's base salary. The lump sum payment will be paid to Ms. Cannon upon termination of her employment following closing of the asset sale. Celeris currently expects that Ms. Cannon will be available after such date to assist in executing the plan of liquidation. Ms. Cannon also has agreed to enter into a nonsolicitation agreement with Statprobe for a one-year period.

         Paul R. Johnson, Celeris' vice president and chief financial officer, has a change in control severance agreement with Celeris that entitles him to severance equal to one year of his base salary, together with certain other rights and benefits. In exchange for a full release of all of Celeris' obligations to Mr. Johnson, Celeris has agreed to pay Mr. Johnson a lump sum payment equal to one year of his base salary, which is currently $165,000. The lump sum payment will be paid to Mr. Johnson upon termination of his employment following the closing of the asset sale. Celeris currently expects that Mr. Johnson will be available after such date to assist it in executing the plan of liquidation. Mr. Johnson also has agreed to enter into a nonsolicitation agreement with Stateprobe for a one-year period.

         Donald F. Fortin, M.D., Celeris' vice president, has an employment agreement with Celeris. In exchange for a full release of all Celeris obligations to Mr. Fortin, Celeris has agreed to pay Dr. Fortin $45,000 in severance pay (approximately 3 months salary). In addition, Mr. Fortin will enter into a six month consulting agreement with Statprobe.

ACCOUNTING TREATMENT OF THE ASSET SALE AND PLAN OF LIQUIDATION

         Under generally accepted accounting principles, upon consummation of the asset sale, Celeris will remove the net assets sold from its consolidated balance sheet and record the gain or loss on the sale, net of transaction costs, severance and other related costs, including applicable state and federal income taxes, in its consolidated statement of income.

UNITED STATES TAX CONSEQUENCES OF THE ASSET SALE AND PLAN OF LIQUIDATION

         Tax Consequences to Celeris. For tax purposes, Celeris believes that the assets will be sold to Statprobe at Celeris' book value for those assets. If, however, there is any gain upon the sale, Celeris believes that it will be able to apply tax loss carry forwards to offset any taxable income. Consequently, Celeris does not expect that the asset sale will result in any taxes to Celeris.

         Tax Consequences to the Shareholders. All amounts received by shareholders upon liquidation will be treated for federal income tax purposes as full payment in exchange for the shareholder's shares and will thus be treated as a taxable sale. Thus, a shareholder who is a United States resident or otherwise subject to United States income taxes will be taxed only to the extent the amount of the balance of the distribution exceeds his or her adjusted tax basis in such shares; if the amount received is less than his or her adjusted tax basis, the shareholder will realize a loss. The shareholder's gain or loss will generally be a capital gain or capital loss if such shares are held as capital assets. If shares that are held as a capital asset have been held for more than one year, then any gain or loss will generally constitute a long-term capital gain or long-term capital loss, as the case may be, taxable to individual shareholders at a maximum rate of 20%. If the shareholder will have held the shares for not more than one year, any gain or loss will be a short-term capital gain or loss and will be taxed at ordinary income tax rates.

         Corporate shareholders should note that there is no preferential federal income tax rate applicable to capital gains for corporations under the Code. Accordingly, all income recognized by a corporate shareholder pursuant to the liquidation of Celeris, regardless of its character as capital gains or ordinary income, will be subject to tax at the same federal income tax rate.

         Under certain provisions of the Code, some shareholders may be subject to a 31% withholding tax ("backup withholding") on the liquidating distributions. Generally, shareholders subject to backup withholding will be those for whom no taxpayer identification number is on file with Celeris, those who, to Celeris' knowledge, have furnished an incorrect number, and those who underreport their tax liability. An individual's taxpayer identification number is his or her social security number. Certain shareholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer's federal income tax liability.

REGULATORY APPROVALS

         To the best of our knowledge, Celeris is not required to comply with any federal or state regulatory requirements or obtain approval from any federal or state agency in connection with the asset sale or the plan of liquidation. Celeris has not made any inquiries as to whether Statprobe or any of its principals is required to comply with any such requirements or obtain approval from any such agencies.

 OPINION OF FINANCIAL ADVISOR

         In connection with its review and analysis of the proposed sale of assets and subsequent liquidation and distribution, the board requested Morgan Lewis Githens & Ahn, Inc., ("MLGA") to advise it and to render a written opinion as to the fairness to the shareholders of the Company from a financial point of view of the consideration anticipated to be received by the shareholders as a result of such proposed transaction. Celeris selected MLGA to render an opinion in part because its investment bankers have substantial experience in transactions similar to the proposed transaction. The investment bankers at MLGA have regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

         At the meeting of the board on May 13, 2002, MLGA rendered its opinion (hereafter referred to as the "MLGA Opinion") that, as of such date, and based upon the assumptions made, matters considered and limits of review set forth in its written opinion, the consideration anticipated to be received by the holders of Celeris common stock as a result of the proposed transaction was fair, from a financial point of view. The MLGA Opinion was reaffirmed in writing by a letter dated May 14, 2002.

         The full text of the MLGA Opinion is attached to this proxy statement as Exhibit C. The description of the opinion set forth in this section is qualified in its entirety by reference to the full text of the opinion set forth in Exhibit C. Celeris shareholders are urged to read the MLGA Opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by MLGA in rendering its opinion.

         THE MLGA OPINION IS DIRECTED TO THE BOARD AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION ANTICIPATED TO BE RECEIVED BY CELERIS SHAREHOLDERS AS A RESULT OF THE PROPOSED TRANSACTION. IT DOES

NOT ADDRESS THE MERITS OF THE UNDERLYING BUSINESS DECISION OF CELERIS TO ENGAGE IN THE PROPOSED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CELERIS SHAREHOLDER AS TO HOW A SHAREHOLDER SHOULD VOTE AT THE CELERIS SPECIAL MEETING WITH RESPECT TO THE PROPOSED TRANSACTION OR ANY OTHER MATTER IN CONNECTION WITH THE PROPOSED TRANSACTION.

         In connection with rendering its opinion as presented to the board on May 13, 2002, MLGA reviewed and analyzed, among other things, the following:

         (1) The most recent available draft of the asset purchase agreement;

         (2) Celeris' annual reports on Form 10-K for each of the fiscal years in the three year period ended December 31, 2001;

         (3) other publicly available information concerning Celeris and the trading markets for its common stock; and

         (4) internal information and other data relating to Celeris, its business and prospects, including forecasts and projections, provided to MLGA by management of Celeris.

MLGA also met with certain of the officers and employees of Celeris concerning its business and operations, assets, condition and prospects, and undertook other studies, analyses and investigations that it deemed appropriate.

         In performing its analyses, numerous assumptions were made with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of MLGA and Celeris. Any estimates contained in the analyses performed by MLGA are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by those analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which those businesses or securities might actually be sold. Accordingly, the analyses and estimates are inherently subject to substantial uncertainty.

         In preparing its opinion, MLGA assumed and relied upon the accuracy and completeness of the financial and other information used by it and it did not attempt independently to verify such information, nor did MLGA assume any responsibility to do so. MLGA assumed that Celeris' forecasts and projections provided to or reviewed by it have been reasonably prepared based on the best current estimates and judgment of Celeris' management as to the future financial condition and results of operations of Celeris. MLGA did not express an opinion related to the forecasts or the assumptions on which they were based. MLGA also assumed that there were no material changes in Celeris' assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to MLGA. MLGA did not make or obtain any independent evaluation of the estimates of anticipated proceeds to Celeris from the disposition of assets or the liabilities and expenses to be incurred by

Celeris in connection with its liquidation. MLGA did not visit or conduct a physical inspection of the properties and facilities of the Company, nor did it make or obtain any independent evaluation or appraisal of such properties and facilities. MLGA has also taken into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation in general. MLGA assumed the correctness of all legal advice rendered to Celeris as to all legal matters related to Celeris, the proposed transaction and related documents. MLGA has assumed that the proposed transaction will be completed in a manner that complies in all respects with the applicable provisions of the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations.

         The MLGA Opinion necessarily is based upon economic, market, financial and other conditions as they exist and can be evaluated on the date of the opinion and does not address the fairness of the proceeds anticipated to be received by Celeris' shareholders as a result of the proposed transaction on any other date.

         In connection with rendering its opinion, MLGA performed a variety of financial analyses, including those summarized below. These analyses were presented to the Celeris board at a meeting held on May 13, 2002. The summary set forth below does not purport to be a complete description of the analyses performed by MLGA in this regard. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the separate analyses summarized below, MLGA believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all of its analyses and factors, or attempting to ascribe relative weights to some or all of its analyses and factors, could create an incomplete view of the evaluation process underlying its opinion.

         The financial forecasts furnished to MLGA and used by it in some of its analyses were prepared by the management of Celeris. Celeris does not publicly disclose financial forecasts of the type provided to MLGA in connection with its review of the proposed transaction, and as a result, these financial forecasts were not prepared with a view towards public disclosure. The financial forecasts were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, and accordingly, actual results could vary significantly from those set forth in such financial forecasts.

         MLGA noted in its analysis that the proceeds from the sale and certain costs and expenses associated with the sale and liquidation of Celeris were subject to variation and that each $34,000 of variation would change the proceeds received by shareholders by approximately $0.01 per share. MLGA acknowledged that management currently anticipated that the proceeds to be received by shareholders would be between $0.29 and $0.35 per share, and, based upon management's estimates at the time of the MLGA Opinion, that $0.32 per share was a reasonable assumption for the proceeds to be distributed to shareholders. For purposes of its analysis in connection with the MLGA Opinion, MLGA assumed that the proceeds to be received by holders of Celeris common stock would be $0.32 per share. The following is a summary of the material analyses performed by MLGA in connection with its opinion.

         Historical and Projected Financial Analysis. MLGA reviewed certain historical and projected financial information for Celeris. MLGA also reviewed the most recent Report of Independent Public Accountants in which Celeris' auditors noted that certain matters raise substantial doubt about the Company's ability to continue as a going concern. MLGA noted that Celeris had generated losses from operations in each of the last five fiscal years and that management expected that Celeris would continue to generate losses from operations. MLGA also reviewed management's projected financial results, which indicated that Celeris would not have sufficient cash resources to continue operations for the next twelve months. MLGA noted that Celeris had not been successful in its recent efforts to raise additional capital. MLGA judged this analysis as supporting fairness since Celeris' capital resources did not appear adequate to continue to fund losses from operations.

         Historical Trading and Implied Premium Analysis. MLGA reviewed the historical stock market performance of Celeris common stock. This analysis indicated that the current trading price for a share of Celeris common stock was $0.20 and that the prices paid for a share of Celeris common stock during the last 52 weeks ranged between $0.05 and $0.86. MLGA also reviewed the recent stock price performance of Celeris common stock over various time periods ended on March 29, 2002 (the day prior to announcement of the proposed transaction). The following table shows certain closing prices for Celeris common stock and the premium over such prices represented by an assumed distribution of $0.32 per Celeris share.

         Implied Premium to:

         Closing price on May 10, 2002 of $0.20                           60.0%
         Closing price one day prior to announcement of $0.20             60.0%
         Closing price one week prior to announcement of $0.225           42.2%
         Closing price four weeks prior to announcement of $0.225         42.2%

         MLGA also performed an analysis of 26 completed or pending transactions announced since January 1, 2001, involving acquisitions of public companies in which transaction value was less than $30 million. The results of this analysis are shown in the following table:


                                     Time Period Prior to Announcement
                               One Day          One Week         Four Weeks
Median Premium Paid             37.5%             44.1%             35.5%

         MLGA judged this analysis as supporting fairness since the premiums implied by the proposed transaction were comparable to or in excess of the premiums implied by the acquisition transactions analyzed.

         Selected Publicly Traded Comparable Companies Analysis. Using publicly available information, MLGA reviewed the stock prices, as of May 10, 2002, and selected market trading multiples of the following companies: Covance Inc., Kendle International Inc., PAREXEL

International Corp., Pharmaceutical Product Development, Inc., and Quintiles Transnational Corp., which are collectively referred to in this section as the "Comparable Companies". MLGA believes these companies are engaged in lines of business that are generally comparable to that of Celeris. The financial information reviewed by MLGA included market trading multiples exhibited by the Comparable Companies with respect to their 2001 actual and estimated 2002 and 2003 financial performance. Due to Celeris' lack of historical or projected profitability, the specific multiples available for comparison to the multiples implied by the proposed transaction for Celeris were limited to Enterprise Value / Latest Twelve Months Sales and Equity Market Capitalization / Book Value. The term "Enterprise Value" means the sum of: (1) a company's equity market capitalization, or market equity value, plus (2) any minority interest, (3) any preferred stock and (4) net debt, which equals total debt less cash and cash equivalents. The term "Book Value" means the total shareholders' equity as reflected on the Comparable Company's latest balance sheet. The table below provides a summary of these comparisons:

                                                 Lowest Value        Highest Value
Enterprise Value/Sales:
  Comparable Companies                                0.6x               2.6x
  Celeris                                            0.12x              0.12x
         Implied Discount                          (81.2%)             (95.4)%

Equity Market Capitalization/Book Value:
  Comparable Companies                                0.9x               4.2x
  Celeris                                            0.34x              0.34x
            Implied Discount                        (61.2)%            (91.9)%

MLGA noted that the multiples implied by the proposed transaction represented substantial discounts to the multiples of the Comparable Companies. MLGA noted that this result did not support fairness. MLGA noted, however, that Celeris'
(i) ability to continue as a going concern, (ii) small size relative to the Comparable Companies, and (iii) lack of historical or projected profitability made meaningful comparisons of Celeris to the Comparable Companies difficult.

         Selected Comparable Acquisitions Analysis. Using publicly available information, MLGA reviewed the purchase prices and multiples paid in selected mergers and acquisitions involving companies which it deemed relevant in evaluating the proposed transaction. MLGA reviewed the acquisition of Anapharm, Inc. by SFBC International, Inc., Clinical & Pharmacologic Research, Inc. by Kendle International, Inc., ClinTrials Research Inc. by Inveresk Research International Ltd., EDYABE by PAREXEL International Corporation, Phar-Eco Laboratories by Johnson Mathey Plc, AAC Consulting Group by Kendle International, Inc., Primedica Corporation by Charles River Laboratories International, Inc., SYNERmedica by Kendle International, Inc., and Pacific Research Associates Inc. by ICON Plc, which are collectively referred to in this section as the "Acquisition Comparables". The financial information reviewed by MLGA included the purchase prices and multiples paid by the acquiring company of the acquired company's financial results over the twelve months preceding the announcements of the proposed acquisitions. The acquisition multiples reviewed included equity value/net income ratios, equity value/book value ratios, enterprise value/sales ratios, enterprise value/earnings before interest and taxes ("EBITDA") ratios and enterprise value/earnings before interest and taxes ("EBIT") ratios. Due to Celeris' lack of historical profitability, only comparisons involving sales and book value were possible. In many instances, financial information for the acquired companies was not disclosed or available. In particular, only four sales ratios were available and only one book value ratio was available. The table below summarizes the results of this analysis:


                                                     Lowest Value              Highest Value
Enterprise Value/Sales:
  Comparable Companies (only four values)                   0.7x                     1.8x
  Celeris                                                  0.12x                    0.12x
         Implied Discount                                (83.1%)                   (93.4)%

Equity Value/Book Value:
  Comparable Companies (only one value)                     1.4x                     1.4x
  Celeris                                                  0.34x                    0.34x
         Implied Discount                                 (76.0)%                  (76.0)%

MLGA noted that the multiples implied by the proposed transaction represented substantial discounts to the multiples of the Acquisition Comparables. MLGA noted that this result did not support fairness. MLGA noted, however, that Celeris' (i) ability to continue as a going concern, (ii) small size relative to the Acquisition Comparables, and (iii) lack of historical or projected profitability made meaningful comparisons of Celeris to the Acquisition Comparables difficult. MLGA also noted that the limited number of transactions for which financial information was available limited the usefulness of this analysis as a basis for comparison to the proposed transaction.

         No company or transaction used in the analyses described in this section under "Selected Publicly Traded Comparable Companies Analysis" and "Selected Comparable Acquisitions Analysis" is identical to Celeris. Accordingly, an analysis of the results of these analyses necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the transaction or the public trading or other values of Celeris or companies to which they are being compared. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable acquisition or company data. In addition, in performing such analyses, MLGA relied on projections prepared by research analysts at established securities firms which may or may not prove to be accurate.

         Discounted Cash Flow Analysis. Using certain projected financial information supplied by Celeris for calendar years 2002 through 2006, MLGA calculated the net present value of free cash flows of Celeris using discount rates ranging from 14% to 16%. MLGA's estimate of the appropriate discount rate was based on the estimated weighted average cost of capital for the Comparable Companies. MLGA also calculated the terminal value of MLGA in the year 2006 based on multiples of 2006 EBITDA ranging from 5.0x to 7.0x and discounted these terminal values using the assumed range of discount rates. However, due to the projections that indicated negative EBITDA throughout the projection period, no scenario produced a positive terminal value. This analysis resulted in a range of per share values indicated in the table below.

                                                     Lowest Value              Highest Value
         Calculated Total Equity Value Per Share         $0.01                     $0.02

Inherent in any discounted cash flow valuation is the use of a number of assumptions, including the accuracy of projections, and the subjective determination of an appropriate terminal value and discount rate to apply to the projected cash flows of the entity under examination. Variations in any of these assumptions or judgments could significantly alter the results of a discounted cash flow analysis. MLGA judged this analysis as supporting fairness because the anticipated proceeds to be distributed to holders of Celeris common stock was in excess of the range of values generated by this analysis.

         Leveraged Buyout Analysis. MLGA attempted to apply a leveraged buyout analysis to the projected financial information supplied by Celeris. However, due to the projections of future operating losses, no scenario resulted in a positive valuation for Celeris. MLGA noted that, in order to generate a positive value from this analysis, additional assumptions would need to be made that resulted in substantially higher levels of projected earnings. Based upon discussions with Celeris' management, MLGA determined that additional capital would be necessary to achieve such increased earnings. MLGA noted that it deemed such additional assumptions as not reasonable given Celeris' history, financial condition and prospects, as well as Celeris' inability to raise additional capital in connection with its evaluation of alternatives in 2001.

         Inherent in any leveraged buyout analysis are the use of a number of assumptions, including the accuracy of projections, the appropriate capital structure and the exit multiple used in the analysis. Variations in any of these assumptions or judgments could significantly alter the results of a leveraged buyout analysis. MLGA judged this analysis as supporting fairness because the anticipated proceeds to be distributed to holders of Celeris' common stock was in excess of the value generated by this analysis.

         Celeris and MLGA entered into a letter agreement dated May 3, 2002 relating to the services to be provided by MLGA in connection with the proposed transaction. Celeris agreed to pay MLGA a fee of $50,000 immediately following its signing of the letter agreement and agreed to pay additional fees of $25,000 following the delivery of the MLGA Opinion and $25,000 following the closing of the sale of assets to Statprobe. Celeris also agreed to reimburse MLGA for its reasonable out-of-pocket expenses incurred in connection with its engagement, including certain fees and disbursements of its legal counsel. Under a separate letter agreement, Celeris agreed to indemnify MLGA against certain liabilities relating to or arising out of its engagement, including liabilities under the securities laws.

DISSENTERS' RIGHTS

         Under Minnesota law, the holders of shares of common stock of Celeris who vote against the asset sale and plan of liquidation will have dissenters' rights only if Celeris does not proceed to liquidate and dissolve according to the plan of liquidation within one year following the asset sale. These rights are explained more fully in the dissenters' rights provisions of the MBCA which are attached to this proxy statement as Exhibit E.

               PROPOSAL 2: AMENDMENT TO ARTICLES OF INCORPORATION

         The board of directors has adopted a resolution recommending that Celeris shareholders approve an amendment to Celeris' articles of incorporation that will reduce the minimum number of directors that are required to be on Celeris' board of directors from four directors to two directors. Specifically, the resolution provides that Subsection 2B of Article III of Celeris' articles of incorporation shall be amended and restated as follows:

             2B.  Board Size.   The number of directors constituting the entire
                                Board of Directors shall be at least two (2).

         The board has decided to take this action in order to reduce Celeris' expenses and thereby increase the amount of cash that will be available to distribute to Celeris shareholders in the event that the asset sale and subsequent liquidation are approved. Each member of Celeris' board of directors that is not an officer of Celeris is paid an annual fee of $24,000 (payable at the end of each quarter) for their service. Currently, Celeris has six directors on its board, five of which are not officers, resulting in annual director fees of $120,000. By reducing the number of directors to two, the aggregate annual amount that Celeris will be required to pay its directors will be reduced to $24,000, and Celeris anticipates that this change will save approximately $48,000 prior to liquidation which will increase the total amount of cash that will potentially be available for distribution to the shareholders.

         If this proposal is approved, all directors except directors Cannon and Garahan will resign from the board immediately following the effective time of the amendment. If the proposal is not approved the board will decrease to four members, with directors Nehra and Pernet resigning. The full text of the amendment to Celeris' articles of incorporation is attached to this Proxy Statement as Exhibit D.

                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows us to incorporate by reference information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement except for any information superseded by information combined directly in, or incorporated by reference in, this Proxy Statement.

         We may be required to file other documents with the SEC pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the time this Proxy Statement is mailed and the date of the Special Meeting. Those other documents will be deemed incorporated by reference into this proxy statement and to be a part of it from the date they are filed with the SEC.

         Celeris will provide without charge to each person to whom a copy of this proxy statement is delivered, on the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the documents referred to above which have been incorporated by reference in this proxy statement (excluding all exhibits unless we have specifically incorporated by reference an exhibit in this proxy statement). Such written or oral request should be directed to the Secretary at 1801 West End Avenue, Suite 750, Nashville, Tennessee 37203.

         You should rely only on the information contained or incorporated by reference in this proxy statement to vote on the proposals. We had not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated May ___, 2002. You should not assume that the information contained in this proxy statement is accurate as of any date other than this date. Neither the mailing of this proxy statement to our shareholders nor the completion of the asset sale will create any implication to the contrary.

                                    Exhibit A













                            ASSET PURCHASE AGREEMENT





                                 BY AND BETWEEN

                                 STATPROBE, INC.


                                       AND


                               CELERIS CORPORATION














                                                       DATED AS OF: MAY 14, 2002

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE 1.  DEFINITIONS; CONSTRUCTION............................................................................1

     1.1      Definitions........................................................................................1
     1.2      Accounting Terms...................................................................................7
     1.3      Singular and Plural; Gender; Other Construction....................................................7
     1.4      "To the knowledge of"..............................................................................7

ARTICLE 2.  SALE OF ASSETS; ASSUMPTION OF LIABILITIES............................................................7

     2.1      Delivery of the Assets.............................................................................7
     2.2      Excluded Assets....................................................................................9
     2.3      Further Assurances.................................................................................9
     2.4      Assumption of Liabilities..........................................................................9
     2.5      Retained Liabilities..............................................................................10

ARTICLE 3.  CONSIDERATION AND CLOSING...........................................................................11

     3.1      Purchase Price....................................................................................11
     3.2      The Closing.......................................................................................11
     3.3      Allocation of Purchase Price......................................................................11
     3.4      Final Balance Sheet; Asset Value Adjustment.......................................................12
     3.5      Guaranty of Accounts Receivable ..................................................................13

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES......................................................................13

     4.1      Company's Representations and Warranties..........................................................13
     4.2      Purchaser's Representations and Warranties........................................................24

ARTICLE 5.  COVENANTS...........................................................................................24

     5.1      Company Covenants.................................................................................24
     5.2      Covenants of the Purchaser and the Company........................................................27
     5.3      Employees and Employee Benefit Plans..............................................................28
     5.4      Bulk Transfer Law.................................................................................29

ARTICLE 6.  CONDITIONS PRECEDENT................................................................................29

     6.1      Purchaser's Conditions Precedent..................................................................29
     6.2      Company's Conditions Precedent....................................................................31
     6.3      Best Efforts to Satisfy Closing Conditions........................................................32

ARTICLE 7.  INDEMNIFICATION.....................................................................................32

     7.1      Indemnification by the Company....................................................................32
     7.2      Indemnification by the Purchaser..................................................................32


     7.3      Survival of Claims................................................................................32
     7.4      Procedure for Indemnification Claims..............................................................32

ARTICLE 8.  TERMINATION.........................................................................................33

     8.1      Termination.......................................................................................33
     8.2      Effect of Termination.............................................................................33
     8.3      Break Up Fee......................................................................................34

ARTICLE 9.  POST-CLOSING AGREEMENTS.............................................................................34

     9.1      Proprietary Information...........................................................................34
     9.2      Sharing of Data...................................................................................34
     9.3      Non-Competition/Non-Solicitation Agreements of the Company........................................34
     9.4      Tax and TESC and NCESC Payments...................................................................35
     9.5      Dissolution and Distributions.....................................................................35
     9.6      Payments Received.................................................................................35
     9.7      Use of Celeris Name...............................................................................36

ARTICLE 10.  MISCELLANEOUS......................................................................................36

     10.1     Entire Agreement, Waivers and Amendment...........................................................36
     10.2     Brokerage Fees....................................................................................36
     10.3     Successors and Assigns; No Third Party Beneficiaries..............................................36
     10.4     Notices...........................................................................................36
     10.5     Headings..........................................................................................37
     10.6     Schedules, Exhibits, Etc..........................................................................37
     10.7     Counterparts......................................................................................37
     10.8     Payment of Expenses...............................................................................37
     10.9     Governing Law and Choice of Forum.................................................................38
     10.10    Public Disclosure.................................................................................38
     10.11    No Shop...........................................................................................38
     10.12    Transfer and Sales Tax............................................................................38
     10.13    Passage of Title and Risk of Loss.................................................................38
     10.14    Arbitration.......................................................................................38

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is made and entered into as of the 14th day of May, 2002, by and between CELERIS CORPORATION, a Minnesota corporation (the "Company"), and STATPROBE, INC., a Michigan corporation (the "Purchaser").


                                  R E C I T A L

         The Company desires to sell and the Purchaser has agreed to purchase substantially all of the assets of the Company, and the Company desires to assign and the Purchaser has agreed to assume certain liabilities of the Company, subject to the terms and conditions of this Agreement.


                               A G R E E M E N T S

         For good and valuable consideration, and in consideration of the mutual agreements herein contained, the parties hereto agree as follows:


                      ARTICLE 1. DEFINITIONS; CONSTRUCTION

         1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following words and phrases, whenever capitalized in this Agreement, shall have the following respective meanings:


                  "Accounts" shall have the meaning set forth in Section 2.1.2 of this Agreement.


                  "Accounts Receivable" shall mean the accounts receivable of the Company as of the Closing Date related to the Assumed Contracts and set forth in the Final Balance Sheet.


                  "Adjustment Asset Value" shall have the meaning set forth in
Section 3.4.1 of this Agreement.


                  "Affiliate" when used with respect to any Person shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.


                  "Agreement" shall mean this Asset Purchase Agreement, as amended or modified from time to time.

                  "Assets" shall have the meaning set forth in the paragraph following Section 2.1.11 of this Agreement.


                  "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement, substantially in the form of Exhibit A to this Agreement.


                  "Assumed Contracts" shall have the meaning set forth in
Section 2.1.4 of this Agreement.


                  "Assumed Liabilities" shall have the meaning set forth in
Section 2.4 of this Agreement.


                  "Bill of Sale" shall mean a Bill of Sale, substantially in the form of Exhibit B to this Agreement.


                  "Books and Records" shall have the meaning set forth in
Section 2.1.6 of this Agreement.


                  "Business" shall mean the clinical monitoring and data management businesses of and other businesses conducted by the clinical monitoring and data management divisions of the Company from time to time.


                  "Change in Control Agreements" shall mean the Change in Control Severance Agreements between the Company and each of Mary Long, Robert Stude and Jeff Van Noy.


                  "Charter" shall mean the articles or certificate of incorporation of the Person referred to.


                  "Closing" shall mean the consummation of the transactions described herein.


                  "Closing Date" shall mean July 1, 2002 or such other date agreed upon in writing by the Company and the Purchaser.


                  "COBRA" shall mean the Consolidated Omnibus Reconciliation Act of 1985, as amended from time to time, and the regulations thereunder.


                  "Code" shall mean the Internal Revenue Code 1986, as amended from time to time, and the regulations thereunder.


                  "Company" shall have the meaning set forth in the introductory paragraph of this Agreement.


                  "Company's Attorney" shall mean Harwell Howard Hyne Gabbert & Manner, P.C.


                  "Company's Employees" shall have the meaning set forth in
Section 2.5.1 of this Agreement.

                  "Company's Rights" shall have the meaning set forth in Section
4.1.17 of this Agreement.


                  "Confidentiality Agreement" shall mean the Confidentiality and Non-Disclosure Agreement dated March 28, 2001 between the Purchaser and the Company, as amended or modified from time to time.


                  "Confidential Information" shall have the meaning set forth in
Section 5.2.1 of this Agreement.


                  "Employee Plans" means all employee benefit plans (as defined in Section 3(3) of ERISA) to which the Company is a party or is bound, with respect to which payments or contributions are required to be made by the Company, or in respect of which the Company may otherwise have any liability.


                  "Encumbrance" shall mean any pledge, lien, mortgage, security interest, encumbrance, claim, demand, voting trust or agreement or any other similar interest.


                  "Environmental and Safety Requirements" means all federal, state and municipal statutes, regulations, common law and similar provisions having force or effect of law, including all required orders, permits, licenses and approvals, with respect to environmental, public health and safety, occupational health and safety, product liability and transportation matters, including without limitation those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, control or cleanup of any contaminant, waste, hazardous materials or substances, chemical substances or mixtures, pesticides, toxic compounds or materials, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.


                  "ERISA Event" means (a) any "reportable event" as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to any Pension Plan; (b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any of the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by the Company or any of its ERISA Affiliates from the PBGC or plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan; or
(f) the receipt by the Company or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Company or any of its ERISA Affiliates of any notice of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.


                  "Excluded Assets" shall have the meaning set forth in Section
2.2 of this Agreement.

                  "Existing Employment Agreements" shall mean any existing employment agreements between the Company and any of the Transferred Employees.


                  "Final Asset Value" shall have the meaning set forth in
Section 3.4.3 of this Agreement.


                  "Final Balance Sheet" shall have the meaning set forth in
Section 3.4.3 of this Agreement.


                  "Financial Statements" shall have the meaning set forth in
Section 4.1.5 of this Agreement.


                  "Fixed Assets" shall have the meaning set forth in Section
2.1.8 of this Agreement.


                  "Fortin Employment Agreement" shall mean the Employment Agreement between the Company and Dr. Donald Fortin dated December 31, 2000.

                  "GAAP" shall mean generally accepted accounting principles, consistently applied.

                  "Guaranty" shall mean the Guaranty of the Company to the Purchaser guaranteeing payment of the Accounts Receivable in substantially the form of Exhibit C to this Agreement.

                  "HSR Act" shall mean the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended from time to time, and the regulations thereunder.


                  "Indebtedness" means, without duplication: (a) obligations created, issued or incurred by the Company for borrowed money (whether by loan, advance, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts are payable within 90 days (unless such amounts are being disputed in good faith) after the date the respective goods are delivered or the respective services are rendered or on such other terms as are agreed with such trade creditor, and are in all cases not less than 60 days past due (unless such amounts are being disputed in good faith); (c) capital lease obligations (determined in accordance with GAAP) of such Person, including without limitation the Assumed Lease Obligations; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Indebtedness of others secured by an Encumbrance on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; and (f) Indebtedness of others guaranteed by such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.


                  "Indemnified Party" shall mean a party entitled to indemnification pursuant to Article 7 of this Agreement.


                  "Indemnifying Party" shall mean a party required to indemnify the other party pursuant to Article 7 of this Agreement.


                  "Intangible Property" shall have the meaning set forth in
Section 2.1.9 of this Agreement.


                  "Inventory" shall have the meaning set forth in Section 2.1.1 of this Agreement.


                  "Leased Real Property" shall have the meaning ascribed thereto in Section 4.1.13 of this Agreement.


                  "Letter of Intent" shall mean the letter of intent dated March 29, 2002 between the Company and the Purchaser, as amended or modified from time to time.


                  "Losses" means any and all damages, costs, liabilities, losses, judgments, penalties, fines, expenses or other costs, including reasonable attorneys' fees, incurred by an Indemnified Party, but excluding in all cases (other than third party claims in which such damages are awarded against an Indemnified Party) any damage to reputation, consequential or punitive damages, lost business opportunity or mental or emotional distress.


                  "Material Adverse Effect" shall mean any events, transactions or other facts which, either individually or in the aggregate, have a material adverse effect on the value of the Assets taken as a whole or the expected revenues to the Company or to the Purchaser under the Assumed Contracts, taken as a whole, or upon the ability of the Company to consummate the Transactions.


                  "Nonsolicitation Agreements" shall mean the Nonsolicitation Agreements between the Purchaser and each of Barbara A. Cannon, Paul Johnson, and Gary Bynum, each in substantially the form of Exhibit D to this Agreement, as amended or modified from time to time.


                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any Person succeeding to the powers and functions of the Pension Benefit Guaranty Corporation.


                  "Person" shall include an individual, a corporation, an association, a partnership, a limited liability company or partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.


                  "Pre-Closing Balance Sheet" shall have the meaning set forth in Section 3.4.1 of this Agreement.

                  "Prepaid Expenses" shall have the meaning set forth in Section
2.1.3 of this Agreement.


                  "Purchase Price" shall have the meaning set forth in Section
3.1 of this Agreement.


                  "Purchaser" shall have the meaning set forth in the introductory paragraph of this Agreement.


                  "Purchaser's Attorney" shall mean Dickinson Wright PLLC.


                  "Real Estate" shall have the meaning set forth in Section
2.1.5 of this Agreement.


                  "Related Agreements" shall include, but not be limited to, the Bill of Sale, the Assignment and Assumption Agreement, the Nonsolicitation Agreements and the Guaranty.


                  "Section" shall mean a section of this Agreement.


                  "Software" shall mean all software (including microcode, firmware, application programs, files, and databases) used by the Company.


                  "Stock" shall mean all of the outstanding capital stock of the Company.


                  "Tax" or "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamps, occupation, windfall profits, environmental (pursuant to Section 59A of the Code or otherwise), custom duties, capital stock, franchise, employee's income withholding, dividend withholding, foreign withholding, social security (or its equivalent), unemployment, disability, real property, personal property, sales, use, transfer, value added, registration, alternative or add-on minimum, estimated or other tax, including without limitation the Michigan Single Business Tax, and any interest, penalties, or additions to tax in respect of the foregoing, whether disputed or not, and any obligation to indemnify, assume or succeed to the liability of any other Person in respect of the foregoing.


                  "Tax Liability" shall mean any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due) with respect to any Tax.


                  "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.


                  "Transactions" means the purchase and sale of Assets and the assumption of the liabilities described in this Agreement and all other transactions called for hereunder or under the Related Agreements.


                  "Transferred Employees" shall have the meaning set forth in
Section 5.3.


                  "Warranties" shall have the meaning set forth in Section 2.1.7 of this Agreement.

         1.2. Accounting Terms. All accounting terms not otherwise defined in this Agreement shall be construed in accordance with GAAP.

         1.3. Singular and Plural; Gender; Other Construction. Where the context herein requires, the singular number shall be deemed to include the plural, and vice versa; masculine, feminine and neuter references shall be used interchangeably.

         1.4. "To the knowledge of". The phrase "to the knowledge of" and similar phrases are intended to mean that, with regard to the existence or absence (as the case may be) of particular facts related to the event, condition, circumstance or matter described, the executive officer or officers of the entity making the statement generally responsible for such matters has or have no knowledge of the existence or absence of such facts.


              ARTICLE 2. SALE OF ASSETS; ASSUMPTION OF LIABILITIES

         2.1. Delivery of the Assets. Subject to and upon the terms and conditions of this Agreement, except as specifically provided in Section 2.2, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Company shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase from the Company, free and clear of all liens, liabilities, security interests, leasehold interests and encumbrances of any nature whatsoever (except as otherwise expressly provided herein), all of the properties, assets and other claims, rights and interests reflected in the Final Balance Sheet or which on the Closing Date are owned by the Company and used in the Business, including but not limited to:

                  2.1.1. All inventories of raw materials, work in process, goods in transit (i.e., inventories purchased by, but not delivered to, the Company), finished goods, office supplies, maintenance supplies, packaging materials, spare parts and similar items (collectively, the "Inventory");

                  2.1.2. All accounts, Accounts Receivable, earned revenue in excess of billed, net of billed revenue in excess of earned, notes and notes receivable (including any security held by the Company for the payment thereof) related to the Assumed Contracts, including but not limited to, those set forth on Schedule 2.1.2 and not previously retired or cancelled (collectively, the "Accounts ");

                  2.1.3. Those prepaid expenses set forth in Schedule 2.1.3 (collectively, the "Prepaid Expenses");

                  2.1.4. All contracts, agreements, leases, licenses, purchase orders, customer sales agreements and other agreements, documents and instruments set forth on Schedule 2.1.4 and such other customer contracts as are specifically assumed in writing by the Purchaser whether under the terms of Section 2.3.3 or otherwise (collectively, the "Assumed Contracts");

                  2.1.5. All interests in real estate set forth on Schedule 2.1.5, together with all buildings, fixtures and improvements located on or attached thereto, including the Company's right, title and interest in and to all leases, subleases, franchises, transferable licenses, transferable permits, registrations, easements, and rights-of-way which are appurtenant to said real estate (collectively, the "Real Estate");

                  2.1.6. All books; payment records; accounts; customer lists; environmental reports or studies; asset appraisals; correspondence; production records; technical, accounting, and procedural manuals; development and design data; plans and specifications; employment and personnel records of the Transferred Employees; and other useful business records related to the Assets, including electronic media, and any confidential or other information which has been reduced to writing, relating to the Assets, subject to the Company's right to retain or obtain such copies thereof that the Company reasonably requires for its winding up or dissolution or other legitimate corporate purposes and subject to the Company's need to retain records for its preparation of tax returns (collectively, the "Books and Records");

                  2.1.7. All rights of the Company under express or implied warranties from the manufacturers or suppliers of the Assets to the extent such rights are transferable (but excluding such rights insofar as the same pertain to liabilities retained by the Company hereunder) (collectively, the "Warranties");

                  2.1.8. All of the machinery, equipment, tools, maintenance machinery and equipment, computers, telecommunication systems, fittings and other office equipment, furniture, leasehold improvements and construction in progress on the Closing Date whether or not reflected as capital assets in the accounting records of the Company which are owned by the Company and used or useful in the Business, including but not limited to all of the foregoing located at the locations set forth on Schedule 2.1.8 (collectively, the "Fixed Assets");

                  2.1.9. All right, title and interest of the Company in and to all intellectual or intangible property rights, including but not limited to inventions, discoveries, trade secrets, processes, formulas, know-how, patents, patent applications, trade names including but not limited to those names listed on Schedule 2.1.9, trademarks, service marks, trademark and service mark registrations, applications for trademark and service mark registrations, copyrights, copyright registrations, certification marks, industrial designs, mask works, technical expertise, research data and other similar property and the registrations and applications for registration thereof owned by the Company or, where not owned, used by the Company in the Business and all licenses and other agreements to which the Company is a party (as licensor or licensee) or by which the Company is bound relating to any of the foregoing kinds of property or rights to any "know-how" or disclosure or use of any ideas of other persons (collectively, the "Intangible Property");

                  2.1.10. All transferable approvals, authorizations, certifications, consents, variances, permissions, licenses, registrations and permits to or from, or filings, notices or recordings to or with, federal, state and local governmental authorities as held or effected by the Company in connection with the Business or the Assets; and

                  2.1.11. Except as specifically provided in Section 2.2, all other assets, properties, claims, rights and interests of the Company which relate to the Business and exist on the

         Closing Date, of every kind and nature and description, whether tangible or intangible, real, personal or mixed.

         The Inventory, Accounts, Prepaid Expenses, Assumed Contracts, Real Estate, Books and Records, Warranties, Fixed Assets, Intangible Property and other properties, assets and business of the Company described in Section 2.1, other than the Excluded Assets, shall be referred to collectively as the "Assets".

         2.2. Excluded Assets. Notwithstanding the provisions of Section 2.1, the assets to be transferred to the Purchaser under this Agreement shall not include: (i) cash, cash equivalents, employee benefit plans or account balances thereof, pledged cash accounts securing lease obligations to be assumed by the Purchaser or corporate and stock records; (ii) any assets associated primarily with the regulatory consulting business of C.L. McIntosh & Associates; (iii) any of the Company's rights or obligations under this Agreement; (iv) any refunds of federal, state or local income or other Tax previously paid by the Company which refunds are not shown or provided for on the Final Balance Sheet; (v) documents related to any pending litigation or investigation in which the Company is involved or to which it is subject; (vi) accounts receivable associated with the customer contracts set forth on Schedule 2.2, which contracts have been completed on or before the Closing Date and acknowledged as complete by the customer; (vii) the trade name "Celeris" and all derivations thereof; and (viii) those assets listed on Schedule 2.2 (collectively, the "Excluded Assets").

         2.3. Further Assurances.

                  2.3.1. At the Closing, the Company shall execute and deliver the Bill of Sale and such other deeds and assignments requested by the Purchaser. At any time and from time to time after the Closing Date, at the Purchaser's request and without further consideration, the Company (or its successors and assigns) promptly shall execute and deliver such deeds, assignments of leases and other instruments of sale, transfer, conveyance, assignment and confirmation, and take such other actions, as the Purchaser may reasonably request to more effectively transfer, convey and assign to the Purchaser, and to confirm the Purchaser's title to, all of the Assets and the Business, to put the Purchaser in actual possession and operating control thereof, to assist the Purchaser in exercising all rights with respect thereto, and otherwise to carry out the purpose and intent of this Agreement.

                  2.3.2. The Company and the Purchaser each will use its best efforts to obtain as promptly as possible prior to closing written consents to the transfer, assignment or sublicense to the Purchaser of the Assumed Contracts being transferred pursuant to Section 2.1 where the approval or other consent of any other person is required. If any such approval or consent cannot be obtained, or if the parties hereafter agree in writing that it is not in their respective best interests to obtain any such approval or other consent, the Company will cooperate with the Purchaser in any reasonable arrangement designed to provide the Purchaser with substantially the same economic benefits as if such approval or other consent had been obtained and the transfer effected on or before the Closing Date.

                  2.3.3. In the event that any of the contracts listed on
         Schedule 2.2 are not completed by Closing, the Company and the Purchaser shall work together to structure a mutually agreeable arrangement whereby Purchaser will complete remaining work required under such contract under terms that are economically beneficial to the Purchaser. It is agreed that such arrangement may include an assumption of such contract by the Purchaser, a subcontract between the Company and the Purchaser or such other arrangement to which the parties may agree. It is further agreed that in structuring such arrangement, the Purchaser will not be confined by the Company's recognized revenue or budgeted expenses for the job tasks under such contract and that the Purchaser will not be required to undertake such a contract under an economically detrimental arrangement.

         2.4. Assumption of Liabilities. At the Closing, the Purchaser and Company shall execute and deliver the Assignment and Assumption Agreement, pursuant to which the Company shall assign and the Purchaser shall assume and agree to perform and discharge in accordance with their terms (i) those lease obligations related to the Company's Morrisville, NC office (including any obligation under such lease to provide a letter of credit or other adequate security to the landlord) and the equipment located therein and lease obligations related to the equipment located in the Company's Nashville, TN office (including an obligation under an agreement with AmSouth Leasing Ltd. to provide adequate security for such lease obligations), as more specifically described on Schedule 2.4; (ii) those obligations outstanding on or arising after the Closing Date under the Assumed Contracts; and (iii) liabilities related to the Change in Control Agreements (collectively, the "Assumed Liabilities").

         2.5. Retained Liabilities. Except as otherwise provided in this Agreement, the Purchaser shall not assume any of the liabilities of the Company and shall purchase the Assets free and clear of all liens, mortgages, security interests, encumbrances and claims. Without limiting the foregoing, the Purchaser shall not assume and shall not agree to perform, pay or discharge, and the Company shall retain and remain unconditionally liable for, all obligations, liabilities and commitments of the Company, fixed or contingent, other than the Assumed Liabilities (the "Retained Liabilities"), including but not limited to:

                  2.5.1. Severance, termination or other payments or benefits (including but not limited to post-retirement benefits or payment for accrued paid time off) owing under any severance policy, union contract, change in control severance agreement or employment agreement to any employees, sales agents, distributors or independent contractors employed by the Company prior to the Closing (collectively, "Company's Employees") (other than liabilities related to the Change in Control Agreements), liabilities arising under any federal, state or local "plant closing law" including without limitation under the federal WARN Act, liabilities accruing under the Company's employee benefit plans, retirement plans, pension plans or savings or profit sharing plans and liabilities for any Employee Plan, including but not limited to any obligations under Section 601 through 608 of ERISA or under COBRA (except for COBRA obligations Purchaser will be required by law to assume following Celeris' dissolution);

                  2.5.2. Workers' compensation claims for injuries or conditions arising on or prior to the Closing Date (regardless of when such claim is asserted);

                  2.5.3. Stock option or other stock-based or similar awards made to the Company's Employees;

                  2.5.4. Liabilities for any federal, state, local or foreign Taxes of any nature owed by or asserted against the Company;

                  2.5.5. Liabilities incurred in connection with violations of occupational safety, wage, health, welfare, employee benefit laws or regulations or any other Environmental and Safety Requirements, which violations do not result solely from the action or inaction of the Purchaser subsequent to the Closing Date;

                  2.5.6. Liabilities related to the Excluded Assets;

                  2.5.7. Any Tax (including but not limited to any federal, state, or local income, franchise, single business, value added, excise, customs, intangible, sales, transfer, recording, documentary or other tax) imposed upon, or incurred by, the Company in connection with, related to or contemplated by this Agreement, including without limitation the sale of the Assets;

                  2.5.8. Any liabilities of the Company to third parties or other persons arising out of the failure of the Company to obtain any necessary consents or approvals to the assignment to the Purchaser of the Assumed Contracts (including damages asserted by third parties for breach due to the failure to obtain such consents or approvals);

                  2.5.9. Any undisclosed or contingent liabilities of the Company;

                  2.5.10. Liabilities for borrowed money or liabilities to creditors (including without limitation contractors and trade creditors) of the Company, including without limitation, liabilities under the Company's existing letter of credit issued in favor of the Company's Morrisville, North Carolina landlord;

                  2.5.11. Any liabilities related to the conduct of the Business or operation or servicing of the Assets, including liabilities related to errors and omissions of the Company or its officers, directors, employees or agents, for any period prior to the Closing Date; and

                  2.5.12. Any other liabilities of any kind or nature whether now in existence or hereafter arising that are not expressly assumed by the Purchaser under Section 2.4.


                      ARTICLE 3. CONSIDERATION AND CLOSING

         3.1. Purchase Price. In consideration of the Assets, the Purchaser shall (i) pay to the Seller $1,991,803.00 (the "Cash Consideration"), subject to adjustment as set forth below, and (ii) assume the Assumed Liabilities (the Cash Consideration together with the assumption of the Assumed Liabilities collectively, the "Purchase Price"). The Purchaser shall pay to the Seller the Cash Consideration in the form of a wire transfer of immediately available funds on the Closing Date.

         3.2. The Closing. Subject to the satisfaction of the conditions set forth in this Agreement, the Closing shall take place at the offices of the Purchaser's Attorney at 10:00 a.m., Eastern Time, on the Closing Date, or at such other place and time as may be mutually agreed upon in writing by the Purchaser and the Company. The transfer of the Assets by the Company to the Purchaser shall be deemed to occur at 12:01 a.m., Eastern Time, on the Closing Date.

         3.3. Allocation of Purchase Price. The aggregate amount of the Purchase Price shall, for tax purposes only, be allocated among the Assets and Assumed Liabilities substantially in accordance with the amounts set forth on Schedule
3.3. Such allocation shall be subject to adjustment to the extent that the Purchase Price is adjusted pursuant to Section 3.4 in the manner specified in
Section 3.4. The Purchaser and the Company agree that they will not take any position which is inconsistent with the allocations provided for in this Agreement in preparing income, capital, franchise or other tax returns. The Purchaser and the Company agree to execute and deliver at the Closing or as soon as reasonably practicable thereafter duplicate IRS Forms 8594 setting forth the allocation of the Purchase Price.

         3.4. Pre-Closing Balance Sheet; Final Balance Sheet; Asset Value Adjustment.

                  3.4.1. At least five business days prior to Closing, the Company shall deliver to the Purchaser an unaudited balance sheet presenting a good faith estimate of the value of the Assets and the Assumed Liabilities as of May 31, 2002 or a later date agreeable to both parties, certified by the Chief Executive Officer and Chief Financial Officer of the Seller as being prepared in accordance with GAAP (the "Pre-Closing Balance Sheet"). The Seller shall also deliver a statement setting forth the calculation of an amount equal to (i) the balances of Accounts Receivable (net of allowances for uncollectible accounts); plus (ii) the gross value of the Fixed Assets; plus (iii) Earned Revenue in Excess of Billed Revenue (determined in accordance with Section 3.4.7); minus (iv) Billed Revenue in Excess of Earned Revenue (determined in accordance with Section 3.4.7) (the result of such calculation being herein referred to as the "Adjustment Asset Value").

                  3.4.2. At the Closing, the amount of the Cash Consideration shall be adjusted as follows and paid by the Purchaser to the Company:
         (a) if the Adjustment Asset Value is less than $3,353,705, the Cash Consideration shall be reduced by the amount of such difference; and
         (b) if the Adjustment Asset Value is greater than $3,353,705, the Cash Consideration shall be increased by the amount of such difference.

                  3.4.3. As promptly as possible following the Closing Date, the Purchaser, at its expense and with the cooperation of the Company, shall prepare a balance sheet presenting the value of the Assets and the Assumed Liabilities at Closing in accordance with GAAP (applied consistently with the Pre-Closing Balance Sheet) as of the Closing Date immediately prior to the consummation of the Transactions (the "Final Balance Sheet"). The Purchaser shall also deliver a statement setting forth the calculation of an amount equal to: (i) the balances of Accounts Receivable (net of allowances for uncollectible accounts, but only to the extent of such allowances set forth in the Pre-Closing Balance Sheet (unless other accounts become uncollectible between the date of the Pre-Closing Balance Sheet and the Closing Date)); plus (ii) the gross value of the Fixed Assets; plus (iii) Earned Revenue in Excess of Billed Revenue (determined in accordance with Section 3.4.7); minus (iv) Billed Revenue in Excess of Earned Revenue (determined in accordance with Section 3.4.7) (the result of such calculation being herein referred to as the "Final Asset Value"). The Final Balance Sheet shall be delivered to the Company within thirty (30) days following the Closing Date.

                  3.4.4. If the Final Asset Value is greater than the Adjustment Asset Value then the Cash Consideration shall be increased by the amount of such difference and the amount of such difference shall be paid by the Purchaser to the Company. If the Final Asset Value is less than the Adjustment Asset Value, then the Cash Consideration shall be decreased by the amount of such difference and the amount of such difference shall be paid by the Company to the Purchaser.

                  3.4.5. If the Company disagrees with the Final Balance Sheet or the certification or calculation set forth in Section 3.4.3, the Company shall notify the Purchaser of such disagreement in writing specifying in detail the particulars of such disagreement within ten
         (10) Business Days after the Company's receipt thereof. The Purchaser and the Company then shall use their best efforts for a period of ten
         (10) calendar days after receipt of such notice (or such longer period as the Purchaser and the Company may mutually agree) to resolve any such disagreement raised by the Company. If, at the end of such period, the Purchaser and the Company are unable to resolve such disagreements, then the Purchaser and the Company shall select an independent auditor of recognized national standing to resolve any remaining disagreement pursuant to an engagement letter mutually acceptable to the Purchaser, the Company and the independent auditor. The determination by such independent auditor shall be final, binding and conclusive on the parties. Such independent auditor shall make its determination within twenty (20) calendar days of execution of the engagement letter. The fees and expenses of such independent auditor shall be borne one-half by the Purchaser and one-half by the Company.

                  3.4.6. Any amounts payable under this Section 3.4.4 or 3.4.5 shall be paid no later than five (5) Business Days after (i) the Company's receipt of the calculation thereof, or (ii) the determination thereof in accordance with Section 3.4.5, whichever date is later.

                  3.4.7. For purposes of calculating Earned Revenue in Excess of Billed Revenue and Billed Revenue in Excess of Earned Revenue in this
         Section 3.4, the amount of revenue recognized on each of the Assumed Contracts as of March 31, 2002 is agreed between the parties to be the amount set forth on Schedule 2.1.2 in column (6) for such Assumed Contract. Except as set forth on Schedule 3.4.7(A), the amount of revenue recognized for each Assumed Contract as of any other determination date, including the Closing Date, shall be the amount calculated as follows (the "Job Task Recognized Revenue"):

                  The Job Task Recognized Revenue for each Assumed Contract shall be calculated by multiplying the project revenue for each job task of such Assumed Contract by the fraction derived in (i) and (ii) below and adding the result of this product for each job task for such Assumed Contract. The project revenue for each job task shall be multiplied by a fraction in which:

                           (i) The numerator shall be the actual number of job
                  tasks completed (a case report form or other applicable working unit) for each task in each project job task budget (a form of which is attached as Schedule 3.4.7(B)); and

                           (ii) The denominator shall be the total estimated job
                  tasks to complete the project.

         3.5. Guaranty of Accounts Receivable. Full payment of the Accounts Receivable within 60 days after the Closing Date shall be guaranteed by the Company by the Guaranty. The Company's obligation under the Guaranty shall be to pay to the Purchaser the amount of all Accounts Receivable unpaid 60 days after the Closing Date, subject to the following conditions: (i) the Purchaser shall use efforts consistent with its standard business practices to collect the Accounts Receivable for a period of sixty (60) days after Closing; (ii) the Purchaser shall not write off or otherwise adversely compromise the accounts; and (iii) upon and as a condition of payment by the Company under the Guaranty, the Purchaser shall assign such accounts to the Company for collection. Any guaranty payment required hereunder shall be paid by the Company to the Purchaser no later than five (5) Business Days after determination of Accounts Receivable outstanding at the sixtieth day after Closing. Any payment on an Account Receivable received by the Purchaser after such Guaranty payment shall be for the benefit of the Company and remitted to the Company promptly after receipt.


                    ARTICLE 4. REPRESENTATIONS AND WARRANTIES

         4.1. Company's Representations and Warranties. The Company represents and warrants to the Purchaser that:

                  4.1.1. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, has full power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted, and is in good standing and duly qualified to conduct business as a foreign corporation in all other jurisdictions in which the ownership or leasing of the Assets requires such qualification, except where the failure to be so qualified will not have a Material Adverse Effect.

                  4.1.2. Charter and Bylaws. Schedule 4.1.2 contains true, correct and complete copies of the Charter of the Company, certified as of a recent date by the Secretary of State of the State of Minnesota, and of the Bylaws of the Company, in each case, as amended through and including the date of this Agreement, certified as of the date hereof by the Secretary of the Company.

                  4.1.3. Authority of the Company. The Company has the corporate power to enter into this Agreement and to consummate the Transactions, and neither the execution of this Agreement and the Related Agreements, nor the consummation of the Transactions, will constitute or cause a breach or violation of the Charter or Bylaws of the Company or of any covenants or obligations binding upon it or affecting any of its properties. This Agreement and the Related Agreements are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement of this Agreement may be limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors.

                  4.1.4. Ownership of the Assets. The Company is, and at the Closing will be, the true and lawful owner of the Assets, and will have the right to sell and transfer to the Purchaser good and marketable title to all Assets, free and clear of all Encumbrances. The delivery to the Purchaser of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to all Assets in the Purchaser, free and clear of all Encumbrances.

                  4.1.5. Financial Statements; Project Information.

                           (a) Schedule 4.1.5(A) consists of copies of the
                  Company's audited financial statements for the year ending, and balance sheet as of, December 31, 2001, and the notes thereto. Schedule 4.1.5(B) consists of copies of the Company's unaudited financial statements for the three months ending, and balance sheet as of, March 31, 2002 (Schedules 4.1.5(A) and 4.1.5(B), collectively, the "Financial Statements"). The Financial Statements:

                                    (i) are true, complete and correct in all
                           material respects;

                                    (ii) fairly present the properties, assets,
                           financial position and results of operations of the Company as of the respective dates and for the respective periods stated above; and

                                    (iii) have been prepared pursuant to and in
                           accordance with GAAP and consistent with past practices of the Company (subject in the case of interim financial statements to normal year end adjustments and the absence of footnotes).

                  Adequate provision has been timely made in the Financial Statements for doubtful billed and unbilled accounts receivable or other receivables; sales are stated in the Financial Statements net of discounts, returns and allowances; and all taxes due or paid are timely reflected in the Financial Statements and all taxes of the Company not yet due and payable are fully accrued or otherwise provided for therein. Any items of income or expense which are unusual or of a nonrecurring nature and all transactions between the Company and any Affiliates during any such period or at any such balance sheet date are separately disclosed in the Financial Statements.

                           (b) The Company has provided the Purchaser with
                  Project Analysis Reports dated as of March 31, 2002 (the "PARs") for each of the Assumed Contracts. The PARs are true and correct in all material respects and fairly present the status of each project as of March 31, 2002. As of the date hereof, to the Company's knowledge, no facts, circumstances or events exist or have occurred or are likely to arise that have had, will have or are could have a material adverse impact on the ability of the Company or the Purchaser to complete any of the projects with the budgeted resources or within the budgeted timeframe as reflected in the PARs.

                  4.1.6. Unreported and Contingent Liabilities. Except as described on Schedule 4.1.6, as of the date of this Agreement and as of the Closing Date, the Company does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, existing or arising out of any transaction entered into, or state of facts existing, on or prior to the date of this Agreement or the Closing Date, other than such matters (i) as are specifically and expressly set forth in the Financial Statements, (ii) as are in an amount less than $5,000, or (iii) which have been incurred by the Company in the ordinary course of its business during the period from the date of the Financial Statements to the date hereof and set forth on Schedule 4.1.6. Without limitation of the foregoing, and except as described on Schedule 4.1.6:

                           (a) there is no fact, circumstance or condition which
                  might reasonably give rise to any liability of any significance to the Company of any kind or nature whatsoever which is not reflected or specifically disclosed in the Financial Statements or the Schedules to this Agreement; and

                           (b) the Company has no liability on account of any
                  service warranties or arising out of the delivery of its services or conduct of its business.

                  4.1.7. Environmental and Safety Requirements. Except as set forth on Schedule 4.1.7 the Company is in material compliance with all applicable Environmental and Safety Requirements and there exist no material liabilities in connection with or relating to the Company, the Real Property, the Business or the Assets of any kind whatsoever arising under or relating to any Environmental and Safety Requirements. The Company has not received any notices of violations or demands from any Person arising under any Environmental and Safety Requirements, and there are no governmental investigations pending or threatened regarding the Company's compliance with or liability under any Environmental and Safety Requirements. The Company has all permits, licenses and authorizations required under all Environmental and Safety Requirements, and there are no hazardous substances on the Real Property in violation of Environmental and Safety Requirements.

                  4.1.8. No Adverse Change. Except as set forth on Schedule 4.1.8, since December 31, 2001, there has not been any event or condition that has resulted in a Material Adverse Effect, nor have there been any material casualties affecting the Company or loss, damage or destruction to any of the Assets (whether or not covered by insurance). The Company has no knowledge of any events, transactions or other facts which, either individually or in the aggregate, could have a Material Adverse Effect. The Company is not aware of any increased competitive activities, or of any plans for such increased activities, in markets for the Company's services over the level of competitive activities which have in the past twelve months been experienced by the Company.

                  4.1.9. Tax Matters Except as set forth in Schedule 4.1.9:

                           (a) The Company has timely filed all Tax Returns
                  required to be filed through the date hereof, and all such Tax Returns are true and complete in all material respects. True and correct copies of all Tax Returns (including all schedules and amendments thereto) for the past two years have been delivered to the Purchaser. The Company has timely paid all Taxes that are due, or claimed or asserted by any taxing authority to be due, from or with respect to the Company for all periods prior to the date hereof, whether or not shown on any Tax Return. With respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing, the Company has no liability for Taxes other than that set forth on the Financial Statements. The Company has established tax reserves or accounts payable in an amount sufficient for all applicable accrued and unpaid Taxes of the Company, whether or not disputed, including any penalties, interest and related charges and fees in connection therewith. The Company has made all required estimated Tax payments for current periods sufficient in amount to avoid any underpayment penalties.

                           (b) No Tax Returns of the Company have been audited
                  or examined by the Internal Revenue Service or any other foreign, state, or local taxing authority. There are no outstanding agreements, waivers or arrangements extending the time within which the Company may file any Tax Return or the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, any Taxes due from or with respect to the Company for any taxable period. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or foreign law has been entered into by or with respect to the Company for any Tax period.

                           (c) No audit or other proceeding by any court or
                  other governmental or regulatory authority is pending or threatened with respect to any Taxes due from or with respect to the Company, or any Tax Return filed by or with respect to the Company, and there is no pending dispute or claim concerning any Tax Liability of the Company nor is there any reasonable basis therefor. There are no tax liens or related claims outstanding against any of the assets, properties or business of the Company.

                           (d) The Company has not made nor are they obligated
                  to make any payment, nor is the Company bound by any contract or other agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to any payment, that would not be deductible under Section 280G or
                  Section 162(m) of the Code.

                           (e) Schedule 4.1.9 contains a list of all
                  jurisdictions (whether foreign or domestic) in which the Company presently files Tax Returns. The Company is not required to file a Tax Return in any other jurisdiction, and no claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that is or may be subject to taxation by that jurisdiction.

                  4.1.10. Employee Benefit Plans.

                           (a) Schedule 4.1.10 contains an accurate and complete
                  list of all Employee Plans and all stock option, bonus or other incentive plans, vacation or paid time off policies, and other material employee benefit arrangements of the Company, copies of which have been delivered or made available to the Purchaser.

                           (b) The Company has no liability or potential
                  liability (including, but not limited to, actual or potential withdrawal liability) with respect to (1) any Multiemployer Plan within the meaning of Section 4001(a)(3) of ERISA, or (2) any Employee Plan of the type described in Section 4063 and 4064 of ERISA or in Section 413(c) of the Code (and regulations promulgated thereunder).

                           (c) No Employee Plan provides any health, life or
                  other welfare benefits to retired or former employees of the Company, other than as required by Section 4980B of the Code. No Employee Plan is a defined benefit plan (as defined in Section 3(35) of ERISA), and the Company has no actual or potential liability with respect to any defined benefit plan. With respect to each of the Employee Plans, all contributions attributable to plan years ending on or prior to the Closing Date and all employer and salary reduction employee contributions for all months ending on or prior to the Closing Date have been made.

                           (d) Each Employee Plan and all related trusts,
                  insurance contracts and funds (as applicable) have been maintained, funded and administered in compliance in all material respects with all applicable Laws and regulations, including but not limited to ERISA and the Code. Neither the Company nor any trustee or administrator of any Employee Plan or any other person, has engaged in any transaction with respect to any Employee Plan which could reasonably be expected to subject the Company or any trustee or administrator of such Employee Plan to any material liability, tax or penalty (civil or otherwise) imposed by ERISA or the Code. No actions, suits, investigations or claims with respect to the Employee Plans (other than routine claims for benefits) or with respect to any fiduciary or other person dealing with any Employee Plan are pending or, to the best knowledge of the Company, threatened, and the Company has no knowledge of any facts which could reasonably be expected to give rise to any such actions, suits, investigations or claims. The Company has complied in all material respects with the requirements of
                  Section 4980B of the Code.

                           (e) No Employee Plan has been terminated within the
                  last three calendar years and no ERISA Event has occurred within the last three calendar years. No Employee Plan has incurred any accumulated funding deficiency, whether or not waived, and none of the assets of the Company is subject to any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code.

                           (f) Each Employee Plan that is intended to be
                  qualified under Section 401(a) of the Code, and each trust forming a part thereof, has received a favorable determination letter from the IRS as to the qualification under the Code of such Employee Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect the qualification of such Employee Plan or the tax exempt status of such related trust.

                           (g) With respect to each Employee Plan, the Company
                  has provided or made available to the Purchaser true, complete and correct copies, to the extent applicable, of (i) all material documents (including summary plan descriptions) pursuant to which such Employee Plan is maintained, funded and administered, (ii) the most recent annual report (Form 5500 series) filed with the Internal Revenue Service (with attachments), (iii) the most recent financial statements, and
                  (iv) all governmental rulings, determinations and opinions (and pending requests for governmental rulings, determinations and opinions) and correspondence with respect thereto.

                  4.1.11. Litigation. Except as disclosed in the Financial Statements or in Schedule 4.1.11, there are no claims, demands, disputes, actions, suits, proceedings or investigations pending or threatened against or directly or indirectly affecting the Company, at law or in equity, before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, nor is the Company subject to any presently effective adverse order, writ, injunction or decree of any such body.

                  4.1.12. Conduct of Business. Since December 31, 2001, the Company has operated its business in the usual and ordinary manner and has used its best efforts to preserve its present business organization intact, keep available the services of its present employees and preserve its present relationships with persons having business dealings with it. Without limitation of the foregoing, except as disclosed on Schedule 4.1.12, since March 31, 2002 through the date hereof, the Company has not:

                           (a) merged or consolidated with any other Person;

                           (b) created, incurred or assumed or committed to
                  create, incur or assume any Indebtedness or other liability;

                           (c) mortgaged, pledged or otherwise encumbered any of
                  its assets;

                           (d) raised salaries, hourly rates or the rate of
                  bonuses or commissions or other compensation of Transferred Employees other than in the ordinary course of business;

                           (e) varied insurance coverage in any material
                  respect;

                           (f) materially amended or terminated any Assumed
                  Contract;

                           (g) experienced any material labor disturbances;

                           (h) sold or transferred or agreed to sell or transfer
                  any material asset or property or material portion of its business or canceled or agreed to cancel any debt or claim (or material portion thereof) or waived any right, except in the usual and ordinary course of business and except for the sale of its regulatory consulting business, C. L. MacIntosh, Inc.;

                           (i) made or authorized any capital expenditures for
                  additions to plant or equipment in excess of $5,000, individually or in the aggregate;

                           (j) entered into any other material transaction other
                  than in the ordinary course of business of the Company except for the sale of its regulatory consulting business, C. L. MacIntosh, Inc.

                  4.1.13. Real Property. The Company does not own any real estate or any interest therein, other than the Leased Real Property.
         Schedule 4.1.13 describes all Real Estate that is being leased by the Company assumed by the Purchaser (the "Leased Real Property"). Except as described in Schedule 4.1.13, the use of the Leased Real Property by the Company and the conduct therein of the business of the Company has not to the Company's knowledge violated, and is not expected to violate, any law, rule or regulation of any governmental body or authority. The Company has maintained and repaired the buildings and other improvements on the Leased Real Property in a careful and prudent manner and all structures, buildings and improvements are in good repair and operating condition and contain no latent defects. There exist no pending or threatened condemnation or similar proceeding with respect to, or which could affect, the Leased Real Property.

                  4.1.14. Accounts Receivable. All of the Company's Accounts Receivable and earned revenue in excess of billed revenue are the result of bona fide sales or other transactions and are expected to be collected in the usual and ordinary course of business without resort to legal proceedings. All Accounts Receivable are expected to be collected within 60 days of the Closing Date. Schedule 4.1.14 lists and describes all of the Company's (i) trade accounts receivable (whether or not currently due) as of March 31, 2002, and (ii) trade accounts receivable written off or for which a reserve has been created since December 31, 2001.

                  4.1.15. Earned Revenue in Excess of Billed Net of Billed Revenue in Excess of Earned ("Net EREB"). Schedule 4.1.15 sets forth a true, correct and complete list of the Company's Net EREB for Assumed Contracts as of March 31, 2002, including a description and valuation thereof. Such Net EREB consists and at the Closing Date will consist of work in process which the Company reasonably expects will be completed and billed by the Company in the ordinary course of the Business within the normal operating cycle of the Business.

                  4.1.16. Machinery and Equipment; Leased Personal Property.

                           (a) The Company's machinery and equipment included in
                  the Assets are now and shall be on the Closing Date in good working order and repair except for ordinary wear and tear. All such machinery and equipment is now and on the Closing Date shall be situated on the business premises of the Company or in storage, or at one of the Company's job locations listed in Schedule 4.1.16, and shall be used or useable by the Company in connection with its business. Schedule 4.1.16 lists or describes all tangible personal property owned by or an interest in which is claimed by any other Person (whether a customer, supplier or other Person) for which the Company is responsible (other than personal property leases), together with copies of all agreements relating thereto, and all such property is in the actual possession of the Company and in such condition that upon the return of such property in its present condition to its owner, the Company will not be liable in any material amount to such owner.

                           (b) Schedule 4.1.16 describes all personal property
                  that is currently being leased by the Company. All such leased property is in good working order and repair.

                  4.1.17. Intellectual Property. Schedule 4.1.17 lists of all copyrights, patents, invention disclosures, trademarks, trade names, masks, marks and service marks, whether registered or held at or under common law, and all applications therefor that are pending or in the process of preparation and describes all trade secrets, know-how, computer programs, proprietary information, secret processes and other proprietary rights of every kind and nature, in the United States and in foreign countries (the "Company's Rights"), that are directly or indirectly owned, licensed, used, necessary for use or controlled in whole or in part by the Company or any of the officers, directors or employees of the Company, and all licenses and other agreements allowing the Company to use the Company's Rights of third parties in the United States or foreign countries. Except as set forth in Schedule 4.1.17, the Company is the sole and exclusive owners of the Company's Rights, free and clear of any claims, liens, security interests, licenses, sublicenses, charges or encumbrances; no governmental registration of any of the Company's Rights has lapsed, expired or been abandoned, has been opposed, has been the subject of a re-examination request or canceled, and there are no claims or threatened claims or any basis for challenging either the scope, validity or enforceability of any of the Company's Rights. Except as set forth in Schedule 4.1.17, there are no instances where it has been held, claimed, or alleged, whether directly or indirectly, and there are no basis upon which a claim may be made, that any of the Company's Rights infringe the rights of any Person, or that any activity of any Person infringes upon any of the Company's Rights. Except as set forth in Schedule 4.1.17, the Company has been and is now performing the Assumed Contracts and utilizing the other Assets in a manner which has not been and is not in violation of any of the Company's Rights of any other party and does not require a license or other proprietary right to do so. To the Company's knowledge, the process sheets, specifications, trade secrets, "know-how," "show-how," computer programs and other like data and information of the Company is in such form and of such quality that the Purchaser can, following the Closing utilize such information in providing services under the Assumed Contracts.

                  4.1.18. Contracts and Commitments.

                  All of the Assumed Contracts are valid and binding obligations of the parties thereto enforceable in accordance with their respective terms, and there are no material liabilities of the Company or, to the Company's knowledge, any of the other parties thereto arising from any breach of or default in any provision of any such contract or agreement or which would permit the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any asset of the Company. The Company has fulfilled all material obligations required pursuant to each Assumed Contract to have been performed by it, and the Company has no reason to believe that it will not be able to fulfill, when due, all of its obligations under each Assumed Contract which remain to be performed after the date hereof to the Closing. The Company is not restricted by any contract from carrying on the Business anywhere in the world. Except as set forth on Schedule 4.1.18, the continuation, validity and effectiveness of each Assumed Contract will not be affected by the transfer thereof to the Purchaser under this Agreement and all such Assumed Contracts are assignable to the Purchaser without the consent or approval of any other party. True, correct and complete copies of all of the Assumed Contracts, and a list of all unfilled purchase orders and unfilled customer orders, have been delivered by the Company to the Purchaser.

                           Attached to Schedule 4.1.18 is a list of all
                  contracts for which the Company has been contracted to perform services in excess of $100,000 in the aggregate ("Major Contracts"). Except as set forth on Schedule 4.1.18, the execution, delivery and performance of this Agreement and the Related Agreements does not breach, conflict with, or result in a default, or require notice, consent or approval under, any of the Major Contracts, including without limitation any "change of control" provisions contained therein.

                  4.1.19. Employee Matters.

                           (a) Schedule 4.1.19 is a complete and accurate list
                  of the following:

                                    (i) All employment agreements, independent
                           contractor agreements and consulting agreements to which the Company is a party.

                                     (ii) The names, position, and compensation
                           paid to all the present employees of the Company, together with a summary of the bonuses, and description of agreements for commissions or additional compensation and other like benefits, if any, payable to such persons. There are no insurance policies on the lives of any such persons the premiums of which are paid or contributed to by the Company.

                                    (iii) The names of all retired employees, if
                           any, of the Company who are receiving or are entitled to receive any payments not covered by a fully-funded pension plan of the Company or by any union pension related to a collective bargaining agreement to which the Company is a party, their ages, and their current annual funded and unfunded pension benefits.

                           (b) Labor Relations. There is no current, and there
                  has never been, an attempt to unionize any employees of the Company, or to the knowledge of the Company, are there any current plans, discussions or intentions by any employees or employee groups to organize their work activities with customers in an entity legally separate from the Company that would result in a Material Adverse Effect.

                           (c) Payments to Employees. Except as provided in the
                  Financial Statements or as set forth on Schedule 4.1.19, all accrued obligations of the Company relating to employees and agents of the Company, whether arising by operation of law, by contract or by past service, for payments to trusts or other funds or to any governmental agency, or to any individual employee or agent (or their respective heirs, devisee, legatees or personal representatives) with respect to unemployment compensation benefits, profit-sharing or retirement benefits, social security or other benefits have been paid when due, and shall be paid if due on or before the Closing Date, by the Company. All obligations of the Company as employers or principals relating to employees or agents, whether arising by operation of law, by contract or by past practice, for paid time off and holiday pay, bonuses, and other forms of compensation which are or have become payable to such employees or agents, have been paid by the Company.

                  4.1.20. Warranties; Product Liability. Schedule 4.1.20 lists all warranties made by the Company covering or relating to any services furnished or rendered by the Company. Except for losses, claims, damages and expenses adequately covered by the Company's insurance coverage described on Schedule 4.1.20, there are no (a) liabilities of the Company, fixed or contingent, asserted and arising out of or based upon incidents occurring on or before the Closing Date with respect to any product liability, errors and omissions or any similar claim that relates to any product sold or services rendered by the Company to others on or before the Closing Date, or (b) liabilities of the Company, fixed or contingent, asserted and arising out of or based upon incidents occurring on or before the Closing Date with respect to any claim for the breach of any express or implied product warranty, or any errors and omissions or similar claim that relates to any product sold or services rendered by the Company on or before the Closing Date and no product or service defects exist which could give rise to any such liabilities or claims.

                  4.1.21. Compliance with Laws. At all times prior to the date of this Agreement, except as set forth on Schedule 4.1.21, the Company has complied with all foreign, federal, state and local laws, orders, regulations, fees, decrees and ordinances affecting to any extent or in any manner any aspect of its business, including, without limitation, state and federal securities laws and rules and regulations of the FDA governing the services provided by the Company except where a failure to so comply would not have a Material Adverse Effect. There are no laws, orders, regulations, rules, decrees or ordinances of such a nature as could have a Material Adverse Effect.

                  4.1.22. Compliance with Agreements, Etc. Except as disclosed on Schedule 4.1.22, neither the execution of this Agreement by the Company nor the consummation of the Transactions will constitute or cause a breach or violation of any agreements, covenants or obligations binding upon the Company or affecting any of its properties or the Business. Neither the execution of this Agreement nor the consummation of the Transactions will constitute or cause a breach or violation of the Charter, Bylaws or other covenants or obligations binding upon the Company or affecting any of the Company's properties, or cause a lien or any Encumbrance to attach to any of its properties, or result in the acceleration of or the right to accelerate any obligation under or the termination of or the right to terminate any license, franchise, lease, permit, approval or agreement to which the Company is a party, or require a consent of any Person to prevent any such breach, default, violation, lien, Encumbrance, acceleration, right or termination.

                  4.1.23. Approvals. No approval of or filing with any federal, state or local court, authority or administrative agency or any other Person, except for the Company's shareholders, is necessary to authorize the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions.

                  4.1.24. Solvency.

                           (a) The Company is not now insolvent and will not be
                  rendered insolvent as a result of the Transactions. As used in this section, "insolvent" means that the sum of the debts and other probable liabilities of the Company exceeds the present fair saleable value of the Company's assets.

                           (b) Immediately after giving effect to the
                  Transactions: (i) the Company will be able to pay its debts as they become due in the usual course of business; (ii) the Company will not have unreasonably small capital with which to conduct or conclude the Business; (iii) the Company will have assets (calculated at fair market value) that exceed its liabilities; and (iv) taking into account all pending and threatened litigation, final judgments against the Company in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, the Company will be unable to satisfy any such judgments promptly in accordance with their terms as well as all other obligations of the Company. The cash available to the Company, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

                  4.1.25. Materiality. No statements in this Agreement or the Related Agreements, or in any document, schedule, certificate or exhibit furnished or to be furnished by the Company to the Purchaser pursuant to this Agreement or any of the Related Agreements, contains or will contain any untrue statement of a material fact, or fail to contain any material fact necessary in order to make the statements therein not misleading. All representations and warranties set forth in this Agreement are deemed material and the Purchaser is entering into this Agreement in reliance upon such representations and warranties. No investigation or audit undertaken by or for the Purchaser in connection with this Agreement shall affect or qualify in any respect the Company's representations and warranties hereunder.

                  4.1.26. Updating of Schedules. If after the date of this Agreement and prior to Closing there shall be any material change in the matters disclosed in any Schedule or any material inaccuracy in any part of any Schedule shall come to the attention of the Company, the Company shall promptly inform the Purchaser thereof in writing and provide an updated copy of any affected schedule. Such supplemented or updated disclosures shall not be deemed a modification of the Company's representations and warranties and shall not affect the Purchaser's rights under this Agreement or the Related Agreements.

                  4.1.27. Representations and Warranties as of the Closing Date. Each of the representations and warranties made by the Company in this Agreement shall be deemed to have been made again on and as of the Closing Date, the same as if this Agreement had been executed on the Closing Date.

                  4.1.28. Assets and Sales of Ultimate Parent Entity of the Company. For the purpose of determining the "size of person" test of the "ultimate parent entity" of the Company under the HSR Act, such ultimate parent entity of the Company does not have assets or sales in excess of the amounts required to make such person, or the Transactions subject to the reporting provisions of the HSR Act.

         4.2. Purchaser's Representations and Warranties. The Purchaser represents and warrants to the Company as follows:

                  4.2.1. Incorporation. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, and has full power and authority to own its properties and to carry on its business as now conducted, and is in good standing and duly qualified to conduct business as a foreign corporation in each of the jurisdictions in which the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to do so would not have a material Adverse Effect.

                  4.2.2. Charter and Bylaws. Schedule 4.2.2 contains true, correct and complete copies of the Charter of the Purchaser, certified as of a recent date by the Michigan Department of Consumer & Industry Services, and of the Bylaws of the Purchaser, as amended through and including the date of this Agreement.

                  4.2.3. Authority of the Purchaser. The Purchaser has the corporate power to enter into this Agreement and to consummate the Transactions, and neither the execution of this Agreement and the Related Agreements, nor the consummation of the Transactions, will constitute or cause a breach or violation of the Charter or Bylaws of the Purchaser or of any covenants or obligations binding upon it or affecting any of its properties. This Agreement and the Related Agreements are the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as the enforcement of this Agreement may be limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors.

                  4.2.4. Authorization. No approval of or filing with any federal, state or local court, authority or administrative agency or any other Person is necessary to authorize the execution of this Agreement or the Related Agreements or the consummation by the Purchaser of the Transactions.

                  4.2.5. Financial Capacity. Purchaser has sufficient funds to consummate the Transactions and to fulfill the obligations contemplated by this Agreement.

                  4.2.6. Representations and Warranties as of the Closing Date. Each of the representations and warranties made by the Purchaser in this Agreement shall be deemed to have been made again on and as of the Closing Date, the same as if this Agreement had been executed on the Closing Date.


                              ARTICLE 5. COVENANTS

         5.1. Company Covenants. The Company covenants and agrees that after the date hereof until Closing it shall cause the following covenants to be satisfied:

                  5.1.1. Ordinary Course of Business. The Company will carry on its business in a good and diligent manner consistent with prior practice in the usual and ordinary course, will not introduce any new method of management or operation, will use its best efforts to preserve its business organizations intact and conserve the good will and relationships of clients, customers, suppliers and others having business relations with it and the services of all officers, employees, agents and representatives, and will pay its debts and satisfy its obligations as they become due.

                  5.1.2. Corporate Existence. The Company will maintain its corporate existence and good standing in its jurisdiction of incorporation and in each jurisdiction in which it is qualified to do business, and it will not amend its Charter or Bylaws from the forms delivered to the Purchaser.

                  5.1.3. Employee Compensation. Except as set forth on Schedule 5.1.3, no increase will be made in the compensation or rate of compensation payable or to become payable to the Transferred Employees, and no bonus, profit-sharing, retirement, insurance, death, fringe benefit or other extraordinary or indirect compensation shall accrue, be set aside or be paid for or on behalf of any such employees, except in the ordinary course of business and except for payments required under Section 5.3.2, and no agreement or plan with respect to the same shall be adopted or committed for.

                  5.1.4. Contracts; Debts; Claims. The Company will not waive any material right or cancel any material contract, debt or claim, nor will the Company assume or enter into any contract, lease, license, obligation, Indebtedness, commitment, purchase or sale, except where such arrangement constitutes a Retained Liability and except in the usual and ordinary course of business but, in the case of customer contracts, only with the prior written consent of the Purchaser. Without limitation of the foregoing, all Indebtedness and commitments or agreements having a duration in excess of three months (other than sales contracts with customers in the usual and ordinary course of business), are deemed to be material and not in the usual and ordinary course of business.

                  5.1.5. Acquisition; Disposition of Assets. The Company will not acquire or dispose of any assets having an initial cost of $500 or more, nor will the Company discharge or satisfy any Encumbrance or pay or perform any obligation or liability other than (i) liabilities and obligations reflected in the Financial Statements, and (ii) current liabilities and obligations incurred in the usual and ordinary course of business since the date of the most recent Financial Statements, and, in either case, only as required by the express terms of the agreement or other instrument pursuant to which the obligation or liability was incurred.

                  5.1.6. Mortgages; Pledges; Liens. The Company will not enter into or assume any mortgage, pledge, conditional sale, security agreement or other title retention agreement, permit any lien, encumbrance or claim of any kind to attach to any of the Assets, whether now owned or hereafter acquired, or guarantee or otherwise become contingently liable for any obligations, securities or dividends of any corporation, business or other Person except obligations arising by reason of endorsement for collection and other similar transactions in the usual and ordinary course of business, or make any capital contributions or investments in any corporation, business or other Person.

                  5.1.7. Maintenance of Business. The Company shall:

                           (a) duly and timely file all reports and returns
                  required to be filed with any governmental agency and will promptly pay when due all taxes, assessments and governmental charges including interest and penalties levied or assessed, unless diligently contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

                           (b) maintain and keep in good order, consistent with
                  past practice, all buildings, offices, shops and other structures, and keep all machinery, tools, equipment, fixtures and other property in good condition, repair and working order;

                           (c) maintain in full force and effect all policies of
                  insurance now in effect;

                           (d) not merge or consolidate with any other
                  corporation, business or other entity or acquire any assets of any other corporation, business or other Person (other than inventory in the usual and ordinary course of business);

                           (e) not do any act or omit any act or permit any
                  omission or act which will cause a breach or default in any of its contracts, commitments or obligations;

                           (f) from the date hereof, upon reasonable notice,
                  afford the Purchaser, its counsel, accountants, and other agents and representatives full access during normal business hours throughout the period prior to the Closing to all of its plants, offices, properties and records, including such access as may be necessary to allow the Purchaser to make an audit or otherwise satisfy itself of the accuracy of the representations and warranties contained in this Agreement and that the conditions contained in this Agreement have been complied with and will provide documents and all such other information, and access to the Company's officers and employees for interviews, concerning its properties and business, as the Purchaser may reasonably request; provided, however, that any investigation or inquiry made by the Purchaser shall not in any way affect the representations and warranties contained in this Agreement.

                  5.1.8. Representations and Warranties. The Company shall not take any action or omit to take any action within its control to the extent such action or omission might result in any of the representations or warranties of the Company set forth in this Agreement being materially inaccurate or incorrect on and as of the Closing Date.

                  5.1.9. Information. The Company shall deliver to the Purchaser the information and permit the Purchaser to participate in the meetings as and when set forth on Schedule 5.1.19 (as such schedule may be modified from time to time). In addition, the Company shall deliver to the Purchaser any regular or interim financial statements or reports that are prepared by it between the date of this Agreement and Closing. The Company shall provide to the Purchaser such further and additional financial information as the Purchaser may reasonably request from time to time through the Closing Date.

                  5.1.10. Communications with Employees and Customers. From the date of this Agreement, upon reasonable notice to the Company, the Purchaser shall have full access to and may communicate directly with the Company's customers and the Transferred Employees for purposes of facilitating the Transactions and obtaining the commitment of the Transferred Employees to accept employment with the Purchaser.

         5.2. Covenants of the Purchaser and the Company.

                  5.2.1. Confidentiality. The Purchaser and the Company shall hold and maintain all information and materials obtained from the Company and the Company's Attorney or the Purchaser and the Purchaser's Attorney, as the case may be ("Confidential Information"), in strictest confidence, and neither the Purchaser nor the Company will, without the prior consent of the Company, use for its own benefit, publish or otherwise disclose to others, except to the extent such disclosure of any such information is required by law or such information has been publicly disclosed by a party other than the Purchaser or the Company, any of the Confidential Information. The Purchaser and the Company shall restrict access to the Confidential Information to those of its officers, members, employees and advisors who need such access in order to participate in the analysis, financing and negotiation of the transactions contemplated hereby. The provisions of this Section 5.2.1 shall not apply to any information, documents or material which is in the public domain other than by reason of a breach of this Section
         5.2.1 or which is provided to the Purchaser or the Company from another source that is not known by the Purchaser or the Company to be bound by an obligation of confidentiality to the Company or the Purchaser. If the transactions contemplated by this Agreement are not consummated, the Purchaser and the Company shall immediately return all Confidential Information to the Company or the Purchaser as the case may be and shall not retain copies of any Confidential Information.

                  5.2.2. Shareholders' Authorization. The Company agrees that, as promptly as reasonably practical after the date hereof, it will duly call and hold a meeting of its shareholders for the purpose of acting upon and obtaining their authorization and approval of this Agreement and the transactions contemplated hereby, or, alternatively, will solicit written consents from its shareholders sufficient to cause approval of the Agreement under applicable law and its Charter and Bylaws. The Company agrees to include in its proxy or solicitation material the recommendation of its Board of Directors in favor of such shareholder approval and, subject to the fiduciary duties of the Company's officers and directors, to use reasonable efforts to obtain the necessary adoption of this Agreement by its shareholders and to take such other and further actions as may be required by this Agreement and as may be required by applicable law to effectuate the transactions contemplated hereby.

                  5.2.3. Leases and Contracts. The Company and the Purchaser shall work together to obtain the assignment to the Purchaser of the Assumed Contracts and other Assets for which an assignment is necessary on such terms as may be acceptable to the Purchaser. In addition, the Purchaser shall be allowed to participate in all internal and external communications regarding the assignment and assumption of the Company's equipment lease obligations.

                  5.2.4. Nashville Lease. The Purchaser and the Company shall work together to structure a lease arrangement acceptable to both parties whereby the Purchaser will occupy 1,750 square feet of the Company's current office space located in Nashville, Tennessee in a manner that will result in an offset to the Company's rent obligation. Such arrangement may include a direct lease with the Company's landlord, a sublease from the Company or such other agreement as may be mutually acceptable. Such arrangement may include a lease of space by the Company in addition to that required by the Purchaser, which additional space may be used by the Company in connection with its wind down and dissolution. If after five (5) business days from the date hereof the Purchaser is not satisfied with the progress made or terms hereunder, the Purchaser may take whatever actions it deems appropriate to procure other office space in the Nashville area.

         5.3. Employees and Employee Benefit Plans.

                  5.3.1. Employment by Purchaser; Termination by Company. The Purchaser intends to extend an offer of employment to the to employees listed on Schedule 5.3 effective as of the Closing Date on such terms and conditions as it may determine. The employees who accept such employment are herein referred to as "Transferred Employees". The Company shall terminate those employees listed on Schedule 5.3 immediately prior to Closing. The Purchaser reserves the right to change the Transferred

         Employees' compensation and terms of employment, including any benefit plan, from time-to-time after Closing as it deems desirable and in its best interest.

                  5.3.2. General Allocation of Employee Obligations. It is understood by the Company and the Purchaser that, on and after the Closing Date, the Purchaser will not assume, accept, or be responsible for any of the Employee Plans or other employee benefit obligations of the Company. The Company shall give notices to such insurance companies, trustees, administrators or other Persons, and shall make filings with any governmental agencies as are necessary or appropriate in connection with this transaction. The Company retains full responsibility for any liability under any Company Employee Plan or other employee benefit obligation. The Company shall be responsible for liabilities and claims for employee benefits (i) under the Employee Plans of Company, (ii) to the extent that such liabilities relate to service, illnesses, treatments, injuries, conditions, deaths, disability or other occurrences existing, arising or originating prior to the Closing Date, or (iii) except as set forth in Section 5.3.4, with regard to any change of control, severance or layoff benefits that are claimed to arise as a result of the transactions contemplated by this Agreement. The Company acknowledges that it shall be responsible for the payment, on or before the Closing Date, of all wages and other remuneration due to the Company's employees through the close of business on the Closing Date, including payment for accrued paid time off and other accrued benefits. The Company shall be responsible for notifying all employees other than those set forth on Schedule 5.3 of the continuation or termination of their employment with the Company following the Closing.

                  5.3.3. COBRA Obligations. The Company will be responsible for all COBRA obligations for any employee of the Company (and their dependents) whose employment is terminated by the Company on or before the Closing Date.

                  5.3.4. Change in Control Agreements. The Purchaser shall obtain the termination of or shall assume and agree to perform the Company's obligations under the Change in Control Agreements.

                  5.3.5. Fortin Employment Agreement. The Company shall pay Dr. Fortin a severance equal to $45,000. Dr. Fortin shall agree to terminate the Fortin Employment Agreement and shall waive the severance obligations thereunder and release the Company and the Purchaser from any obligations thereunder. The Purchaser shall enter into a consulting agreement with Dr. Fortin substantially in the form of Exhibit G.

                  5.3.6. New Hires. Except as set forth on Schedule 5.3.6, from and after the date of this Agreement through Closing, the Company shall not employ any new, temporary or permanent employee who will become a Transferred Employee or engage any independent contractor the engagement of which will become an Assumed Contract without the prior written consent of the Purchaser.

         5.4. Bulk Transfer Law. The parties hereby agree to waive compliance with the requirements of any applicable bulk transfer provisions of the Uniform Commercial Code (or any similar law) in connection with the contemplated transaction.

                         ARTICLE 6. CONDITIONS PRECEDENT

         6.1. Purchaser's Conditions Precedent. The obligation of the Purchaser to consummate the Transactions on the Closing Date is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, the failure of any one of which shall excuse the Purchaser from consummating the Transactions unless any such conditions are waived (in whole or in part) by the Purchaser in writing:

                  6.1.1. Representations and Warranties. The representations and warranties made by the Company contained in this Agreement or in any written document delivered to the Purchaser pursuant to this Agreement shall be accurate and correct in all material respects on and as of the date hereof and on and as of the Closing Date, and shall be deemed to have been made again on the Closing Date. The Schedules referred to herein and the documents and Schedules delivered pursuant hereto shall likewise be true and correct in all material respects on and as of the Closing Date as if prepared on and as of that date. There shall not have been any error, misstatement or omission in any of the Schedules, or other documents or schedules delivered in connection with the Schedules except where such error, misstatement or omission shall not constitute a Material Adverse Effect. The Company shall have received a certificate dated as of the Closing Date signed by the Company to such effect.

                  6.1.2. Covenants. The Company shall have complied in all material respects with all of it obligations, covenants and agreements under this Agreement required to be performed on or prior to the Closing Date.

                  6.1.3. Opinion of Counsel. The Purchaser shall have been furnished with an opinion of the Company's Attorney, dated as of the Closing Date, in substantially the form of Exhibit E to this Agreement.

                  6.1.4. No Material Adverse Change. On the Closing Date, there shall not exist or have occurred any event, condition or circumstance that had or has a Material Adverse Effect.

                  6.1.5. Litigation. No suit, action or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit or to obtain damages or other relief in connection with this Agreement or any of the Related Agreements or the consummation of the Transactions and there shall have been no investigation or inquiry made or commenced and still ongoing by any governmental agency in connection with the Transactions.

                  6.1.6. Certificate. The Purchaser shall have received a certificate dated the Closing Date and signed by the Company representing and warranting that the conditions precedent set forth in
         Section 6.2 have been satisfied.

                  6.1.7. Good Standing. The Purchaser shall have received certificates from the offices of the Secretaries of State for Minnesota, Tennessee and North Carolina dated as of a recent date, listing all corporate documents relating to the Company on file and certifying that the Company is a corporation duly organized or qualified and in good standing under the laws of such State.

                  6.1.8. The Assets. At the Closing the Purchaser shall receive
         (a) good and marketable leasehold interest in the Real Estate and (b) good and marketable title to all Assets other than the Real Estate, free and clear of all Encumbrances and claims of any kind or nature whatsoever. The Company shall have executed and delivered to the Purchaser all documents, including but not limited to bills of sale and other instruments of conveyance, as the Purchaser may reasonably determine are necessary to transfer such title to all of the Assets to the Purchaser in such manner.

                  6.1.9. Pre-Closing Balance Sheet. The Company shall have provided the Purchaser with the Pre-Closing Balance Sheet and Adjustment Asset Value, which shall not reflect Assets or Liabilities materially or adversely different from Assets and Liabilities of the Company as of the date hereof based on the information supplied by the Company.

                  6.1.10. Assignment of Leases or Contracts. The Company shall have obtained all necessary consents to the assignment of the Assumed Contracts, including without limitation, assignment of the Oracle Software License.

                  6.1.11. Landlords' Consents and Releases. The Company shall have provided to the Purchaser executed landlord's consents and estoppel letters with respect to each parcel of real property leased by the Company prior to the Closing Date that will be leased by the Purchaser after the Closing Date, in form and substance reasonably satisfactory to the Purchaser.

                  6.1.12. Consents, Approvals, Etc. Copies of all governmental and non-governmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Company in connection with the execution, delivery and performance of this Agreement and the Related Agreements and the Transactions or as a condition of the legality, validity or enforceability of this Agreement and the Related Agreements or the Transactions, certified as true and correct and in full force and effect as of the Closing Date by the Company, or, if none is required, a certificate of the Company to that effect.

                  6.1.13. Related Agreements. The Purchaser and the Company shall have executed each of the Related Agreements to which either is a party.

                  6.1.14. Employee Matters. (a) All of the Existing Employment Agreements shall be terminated pursuant to documentation in form and substance satisfactory to the Purchaser; (b) the Company shall have provided evidence reasonably satisfactory to Purchaser of payment of all wages and other remuneration due to the Transferred Employees, including payment for accrued paid time off and other accrued benefits;
         (c) the Purchaser shall have received commitments from substantially all of the employees in the clinical monitoring division of the Company to accept employment with the Purchaser; and (d) the actions set forth in Section 5.3.5 shall have been completed.

                  6.1.15. Execution of Non-Solicitation Agreements. Purchaser shall have received fully executed Non-Solicitation Agreements.

                  6.1.16. Guaranty. The Purchaser shall have received the Guaranty from the Company.

                  6.1.17. Errors and Omissions Insurance Policy. The Company shall have obtained and provided to the Purchaser evidence of a three year extended reporting period for its errors and omissions insurance policy acceptable to the Purchaser insuring against claims based upon acts or omissions of the Company, its officers, directors, employees, agents or contractors occurring prior to the Closing Date.

         6.2. Company's Conditions Precedent. The obligation of the Company to consummate the transactions contemplated by this Agreement on the Closing Date is subject to the satisfaction, prior to or on the Closing Date, of each of the following conditions, the failure of any one of which shall excuse the Company from consummating such transactions unless any such conditions are waived (in whole or in part) by the Company in writing.

                  6.2.1. Representations and Warranties. The representations and warranties made by the Purchaser in this Agreement shall be accurate and correct in all material respects on and as of the Closing Date as if made on and as of that date and the Company shall have received a certificate dated the Closing Date signed by the Purchaser to such effect.

                  6.2.2. Covenants. The Purchaser shall have complied with all of its obligations, covenants and agreements under this Agreement required to be performed on or prior to the Closing Date.

                  6.2.3. Consents, Approvals, Etc. Copies of all governmental and non-governmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Purchaser in connection with the execution, delivery and performance of this Agreement and the Transactions or as a condition of the legality, validity or enforceability of this Agreement or the Transactions, certified as true and correct and in full force and effect as of the Closing Date by the Purchaser, or, if none is required, a certificate of the Purchaser to that effect.

                  6.2.4. Shareholder Approval. The Transactions shall have been approved by the shareholders of the Company.

                  6.2.5. Litigation. No suit, action or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit or to obtain damages or other relief in connection with this Agreement or any of the Related Agreements or the consummation of the Transactions and there shall have been no investigation or inquiry made or commenced by any governmental agency in connection with the Transactions.

                  6.2.6. Letters of Credit; Pledged Accounts. The Company shall have been released from its obligations under the letter of credit in place to secure the Morrisville, North Carolina lease and from the pledged accounts in place to secure obligations under the Morrisville, North Carolina lease and from the AmSouth Leasing Ltd. leasing arrangement.

                  6.2.7. Employment Matters. The Change in Control Agreements each shall have been terminated and the Company's obligations thereunder waived by the employee thereto or assumed by the Purchaser. The Fortin Employment Agreement shall have been terminated or amended as provided in Section 5.3.5 and the Company's obligations thereunder waived by Dr. Fortin or assumed by the Purchaser.

                  6.2.8. Opinion of Counsel. The Company shall have been furnished with an opinion of the Purchaser's Attorney, dated as of the Closing Date, in substantially the form of Exhibit F to this Agreement.

                  6.2.9. Related Agreements. The Company and the Purchaser, shall have executed each of the Related Agreements to which either is a party.

                  6.2.10. Certificate. The Company shall have received a certificate dated the Closing Date and signed by the Purchaser representing and warranting that the conditions precedent set forth in
         Section 6.1 have been satisfied.

         6.3. Best Efforts to Satisfy Closing Conditions. The Company and the Purchaser covenant and agree to use their commercially reasonable efforts to satisfy each of the conditions precedent specified in Article 6 of this Agreement.


                           ARTICLE 7. INDEMNIFICATION

         7.1. Indemnification by the Company. The Company shall indemnify and hold harmless the Purchaser and its directors, officers, employees, Affiliates and agents, at all times from and after the Closing Date, against and in respect of Losses arising from or relating to the Retained Liabilities; provided, however, that this obligation shall apply only to third-party claims asserted in writing against the Purchaser and is not intended to and shall not apply to speculative or unasserted claims. In addition, this obligation applies only to third-party claims made prior to Celeris' dissolution, and Celeris' right to proceed with dissolution shall not be affected by potential third-party claims.

         7.2. Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless the Company and its directors, officers, employees, Affiliates and agents, at all times from and after the Closing Date, against and in respect of Losses arising from or relating to: (i) the Assumed Liabilities, and (ii) losses arising from the Purchaser's ownership or operation of the Assets after the Closing Date.

         7.3. Survival of Claims. The representation and warranties set forth in this Agreement or the Related Agreements (other than the representations and warranties set forth in the Guaranty, which shall survive for the duration of the Guaranty) shall not survive the Closing Date.


         7.4. Procedure for Indemnification Claims.

                  7.4.1. Any Indemnified Party asserting a right of indemnification provided for under this Agreement in respect of a third-party claim shall notify the Indemnifying Party in writing of third-party claim within ten business days after receipt by such Indemnified Party of written notice of the third-party claim. As part of such notice, the Indemnified Party shall furnish the Indemnifying Party with copies of any pleadings, correspondence or other documents relating thereto that are in the Indemnified Party's possession. The Indemnified Party's failure to notify the Indemnifying Party of any such matter within the time frame specified above shall not release the Indemnifying Party, in whole or in part, from its obligations under this Article 7 except to the extent that the Indemnifying Party's ability to defend against such claim is actually prejudiced thereby. The Indemnifying Party agrees (and, at such time as the Indemnifying Party acknowledges its liability under this Article 7 with respect to such third-party claim, the Indemnifying Party shall have the sole and exclusive right) to defend against, settle or compromise such third-party claim at the expense of such Indemnifying Party. The Indemnified Party shall have the right (but not the obligation) to participate in the defense of such claim through counsel selected by it, which counsel shall be at the Indemnified Party's expense to the extent that the Indemnifying Party has assumed the defense of such claim unless the Indemnified Party reasonably concludes that counsel for the Indemnifying Party could not adequately represent the interests of the Indemnified Party due to an actual or potential conflict of interest, in which case such counsel shall be at the Indemnifying Party's expense. The Indemnified Party shall cooperate with the Indemnifying Party and provide such assistance at the Indemnifying Party's expense as the Indemnifying Party may reasonably request in connection with the defense of such claim, including but not limited to providing the Indemnifying Party access to and use of all relevant corporate records and making available its officers and employees for depositions, other pre-trial discovery and as witnesses at trial, if required. If the Indemnifying Party refuses to acknowledge its liability under this Article 7 with respect to such third-party claim, then the Indemnified Party shall have the right to control the defense of such third-party claim and shall have the right, without the Indemnifying Party's consent, to settle or compromise such third-party claim.

                  7.4.2. In the event of any claim for indemnification hereunder that is not a third-party claim, the Indemnified Party shall give reasonable notice thereof to the Indemnifying Party and shall afford the Indemnifying Party access to all relevant corporate records and other information in its possession relating thereto.


                             ARTICLE 8. TERMINATION

         8.1. Termination. The obligations of the parties hereto to consummate Transactions may be terminated and abandoned at any time on or before the Closing Date, without cost, expense or liability to the other party, (i) by mutual written consent of the parties hereto; (ii) by and at the option of either party upon written notice to the other party if, for any reason the Closing Date shall not have occurred on or before June 30, 2002; or (iii) at the option of either party hereto (so long as such party is not in material breach of any provisions of this Agreement) upon written notice to the other if the other party is in material breach of this Agreement which breach has not been cured within ten days' written notice thereof.

         8.2. Effect of Termination. Termination of this Agreement pursuant to this Article 8 shall terminate all obligations of the parties hereto; provided, however, that termination pursuant to Section 8.1 shall not relieve a defaulting or breaching party from any liability to the other party resulting from default or breach by such party occurring prior to the date of termination. If this Agreement is terminated pursuant to the provisions of this Article 8, the provisions set forth in Sections 5.2.1, 8.2, 8.3, 10.8 and 10.9 shall survive such termination.

         8.3. Break Up Fee. The provisions of Section 8.1 notwithstanding, in the event the Transactions are not consummated because of the Company's refusal or inability to close under the terms of this Agreement, which refusal or inability is not the direct result of the Purchaser's breach of this Agreement, the Company shall pay to the Purchaser $150,000.00, which is intended to fully compensate the Purchaser for its time, expense and lost opportunity cost in pursuing the Transactions.


                       ARTICLE 9. POST-CLOSING AGREEMENTS

         The Company and the Purchaser agree that from and after the Closing
Date:

         9.1. Proprietary Information.

                  9.1.1. The Company shall hold in confidence, and use its best efforts to have all officers, shareholders, directors and personnel hold in confidence, all knowledge and information of a secret or confidential nature with respect to the Business, and shall not disclose, publish or make use of the same without the consent of the Purchaser, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Company or by any other persons who have agreed not to disclose, publish or make use of such information.

                  9.1.2. The Company agrees that the remedy at law for any breach of this Section 9.1 would be inadequate and that the Purchaser shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Section 9.1.

         9.2. Sharing of Data. The Company, at its cost and expense, shall have the right for a period of three years following the Closing Date to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar information as are transferred to the Purchaser pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the Business and complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. The Purchaser, at its cost and expense, shall have the right for a period of three years following the Closing Date to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records which are retained by the Company pursuant to the terms of this Agreement to the extent that any of the foregoing relates to the Business or the Assets transferred to the Purchaser hereunder or is otherwise needed by the Purchaser in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. If at any time after this three-year period, the

Company or the custodian of its records proposes to dispose of or destroy such records, the Company or such custodian shall give the Purchaser thirty (30) days written notice of such disposition. The Purchaser may, at its expense, obtain such records for its own use.

         9.3. Non-Competition/Non-Solicitation Agreements of the Company.

                  9.3.1. The Company acknowledges that it is and will be in possession of Confidential Information that is of unique and great value to the Business and the Purchaser. Accordingly, for a period of five (5) years after the Closing Date, the Company shall not directly or indirectly own, manage, control, participate in, consult with, render services to, or in any manner engage in, any enterprise engaged in the provision of services of the type provided by the Company or any of its subsidiaries or affiliates on the Closing Date within any geographical area in which the Company or any of its Subsidiaries or Affiliates provides such services.

                  9.3.2. For a period of two years from the Closing Date, the Company shall not (i) induce or attempt to induce any former employee of the Company or any of its Subsidiaries or Affiliates to terminate, or in any way interfere in any material respect with, the relationship between the Purchaser or any of its Subsidiaries or Affiliates and any employee thereof; or (ii) hire directly or through another entity any person who was an employee of the Company or any of its Subsidiaries or Affiliates on the Closing Date. For a period of twelve months from the Closing Date, the Company shall not induce or attempt to induce any customer, supplier, licensee or other business relation of the Purchaser or any of its Subsidiaries or Affiliates to cease doing business with the Purchaser or any of its Subsidiaries or Affiliates, or in any way interfere in any material respect with the relationship between any such customer, supplier, licensee or business relation and the Purchaser or any of its Subsidiaries or Affiliates.

                  9.3.3. If, at the time of enforcement of this Section 9.3, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

                  9.3.4. The Company acknowledges that the Purchaser would be irreparably harmed by a breach by the Company of the provisions of this
         Section 9.3, and hereby agrees that the Purchaser will be entitled to injunctive relief in connection with any breach or threatened breach thereof.

         9.4. Tax and TESC and NCESC Payments. As soon as practicable after the Closing Date, the Company shall deliver to the Purchaser (i) a written confirmation from the Tennessee Employment Security Commission and the North Carolina Employment Security Commission to the effect that all contributions, penalties and accrued interest due from the Company have been paid in full, and
(ii) a certificate from the Tennessee Department of Treasury and the North Carolina Department of Revenue stating that all taxes due to the States of Tennessee and North Carolina, respectively, by the Company have been paid.

         9.5. Dissolution and Distributions. The Company shall not dissolve, or make any distribution of the proceeds received pursuant to this Agreement, until twenty (20) days after the completion of all adjustment procedures contemplated by Sections 3.4 and 3.5.

         9.6. Payments Received. The Purchaser and the Company each agree that after the Closing they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their reasonable commercial efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other and will account to the other for all such receipts. From and after the Closing, the Purchaser shall have the right and authority to endorse without recourse the name of the Company on any check or any other evidence of indebtedness received by the Purchaser on account of the Assets transferred to the Purchaser hereunder.

         9.7. Use of Celeris Name. Celeris covenants and agrees that it shall use the name "Celeris" only in connection with the windup and dissolution of its business. Immediately prior to dissolution, it shall execute such documents as may be reasonably required to transfer and assign the "Celeris" name to the Purchaser.


                            ARTICLE 10. MISCELLANEOUS

         10.1. Entire Agreement, Waivers and Amendment. This Agreement and each other agreement among the parties to this Agreement to be executed and delivered at the Closing, constitute the entire agreement among the parties pertaining to the subject matter thereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including the Letter of Intent, and there are no other agreements between the parties in connection with the subject matter thereof except as set forth specifically herein. No amendment, supplement, modification, waiver or termination of this Agreement shall be implied or be binding (including, without limitation, any alleged waiver based on a party's knowledge of any inaccuracy in any representation or warranty contained herein) unless in writing and signed by the party against which such amendment, supplement, modification, waiver or termination is asserted. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver, unless otherwise expressly therein provided.

         10.2. Brokerage Fees. Each party to this Agreement shall be responsible for any brokerage or finder's fee or agent's or other commission for any broker, agent or finder by such party, and the party against whom such fees are asserted shall hold harmless the other party to this Agreement in connection with such fees.

         10.3. Successors and Assigns; No Third Party Beneficiaries. All of the terms and provisions of this Agreement by or for the benefit of the parties shall be binding upon and inure to the benefit of their successors, assigns, heirs and personal representatives. The rights and obligations provided by this Agreement shall not be assignable by any party, except that the Purchaser may assign its rights and obligations to a wholly owned subsidiary formed for the purpose of facilitating the Transactions or to a Person to whom the Purchaser sells substantially all of its assets, provided such Person expressly agrees to assume the Purchaser's obligations under this Agreement. This Agreement is not intended to confer upon any Person other than the parties and their successors any rights or remedies under or by reason of this Agreement.

         10.4. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, forwarded by overnight air express and receipted for by the recipient or an agent of the recipient or mailed by registered or certified United States mail, postage prepaid and return receipt requested, to the following addresses (or to such other address of a party as shall have been specified to the other parties to this Agreement by notice):

                  10.4.1. If to the Purchaser, at:

                                    STATPROBE, INC.
                                    5430 Data Court, Suite 200
                                    Ann Arbor, MI  48108
                                    ATTN:  Lora H. Schwab, Ph.D., President
                                    Phone:  (734) 769-5000
                                    Fax:    (734) 769-8349

                           with a copy to Purchaser's Attorney, at:

                                    Dickinson Wright PLLC
                                    38525 Woodward Avenue, Suite 2000
                                    Bloomfield Hills, MI 48304
                                    ATTN:  Michael W. Roskiewicz
                                    Phone:  (248) 433-7200
                                    Fax:    (248) 433-7274

                  10.4.2. If to the Company at:

                                    Celeris Corporation
                                    1801 West End Avenue, Suite 750
                                    Nashville, TN 37203
                                    ATTN:  Barbara A. Cannon, President and
                                           Chief Executive Officer
                                    Phone:  (615) 341-0223
                                    Fax:  (615) 341-0615

                           With a copy to the Company's Attorney at:

                                    Harwell Howard Hyne Gabbert & Manner, P.C.
                                    315 Deaderick Street, Suite 1800
                                    Nashville, TN  37238
                                    ATTN:  John Blackwood
                                    Phone:  (615) 256-0500
                                    Fax:  (615) 251-1056

         10.5. Headings. The Article, Section and paragraph headings contained in this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.6. Schedules, Exhibits, Etc. All Schedules, Exhibits and schedules referred to in this Agreement shall be deemed to be attached to and made a part of this Agreement.

         10.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.8. Payment of Expenses. Except as provided under Article 7 of this Agreement, each of the parties shall pay all of the costs and expenses which such party incurs incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of the obligations hereunder, including, without limitation, the fees and disbursements of counsel, accountants and consultants, without right of reimbursement from any other party or the Company.

         10.9. Governing Law and Choice of Forum. This Agreement shall be governed by and construed under and pursuant to the internal laws of the State of Michigan. Any and all litigation concerning any dispute arising under this Agreement shall be filed and maintained only in a state or federal court sitting in the State of Michigan.

         10.10. Public Disclosure. Except for information required to be given by law (including under any applicable state or federal securities laws or under the Code or any state taxation statute) or by court, administrative or other governmental order, each after giving reasonable written notice to the other party, no press release or other information relating to the transactions contemplated by this Agreement shall be made or given to the public except upon the written agreement of the Purchaser and the Company.

         10.11. No Shop. Until this Agreement is terminated, the Company shall not, directly or indirectly, through any agent, financial advisor or otherwise, solicit, initiate or encourage submission of proposals or offers from any persons relating to the acquisition or purchase of all or any portion of the stock of the Company or all or any portion of the assets of the Company or any other business combination with the Company. No officer, director or shareholder of the Company shall participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Company shall cease any negotiations conducted in connection therewith or otherwise conducted with any such parties and shall instruct its consultants and advisors to do the same. The Company shall promptly notify the Purchaser of any such proposal or offer, or any inquiry or contact with any Person with respect thereto is made. The obligations and restrictions set forth in this Section 10.11 shall be subject to the fiduciary duties of the Company's officers and directors.

         10.12. Transfer and Sales Tax. The Company shall be responsible for and shall pay all filing and recording, sales, use and transfer taxes and fees, if any, upon the sale or transfer of any of the Assets hereunder and the other transactions contemplated by this Agreement.

         10.13. Passage of Title and Risk of Loss. Legal title, equitable title and risk of loss with respect to the property and rights to be transferred hereunder shall not pass to the Purchaser until the property or right is transferred at 12:01 a.m. Eastern Time on the Closing Date hereunder; provided, however, that if there is any loss of any material portion of the Assets between the date hereof and the Closing and the Purchaser elects to complete the Closing without reduction of the Purchase Price on account of such loss, the Purchaser shall be entitled to the proceeds of any insurance payable with respect to the loss of such Assets, excluding proceeds of any business interruption insurance from the date hereof to the Closing Date.

         10.14. Arbitration. Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The arbitration proceedings shall be conducted in Columbus, Ohio. The Purchaser and the Company shall select an arbitrator from a list provided by the American Arbitration Association that is mutually satisfactory to them. If the Purchaser and the Company are unable to agree on an arbitrator, the Purchaser and the Company shall each choose an arbitrator from a list provided by the American Arbitration Association. The two arbitrators so selected shall then select a third arbitrator mutually satisfactory to them from the list provided by the American Arbitration Association. The single arbitrator so selected by the aforesaid procedure shall hear the dispute and decide it. The award of the arbitrator shall be binding and final on all parties. Any and all legal, accounting and other costs and expenses incurred by the prevailing party shall be borne by the nonprevailing party.



                  [Remainder of page left intentionally blank.]

         IN WITNESS WHEREOF, the parties to this Agreement have made, executed and delivered this Agreement as of the day and year first above written.

                                   PURCHASER:

                                   STATPROBE, INC.


                                           /s/ Lora H. Schwab
                                   By:__________________________________________
                                      Lora H. Schwab, Ph.D., President


                                   COMPANY:

                                   CELERIS CORPORATION


                                           /s/ Barbara A. Cannon
                                   By:__________________________________________
                                      Barbara A. Cannon, President and
                                      Chief Executive Officer

         SCHEDULES
         ---------

         Schedule 2.1.2            Accounts
         Schedule 2.1.3            Prepaid Expenses
         Schedule 2.1.4            Assumed Contracts
         Schedule 2.1.5            Real Estate
         Schedule 2.1.8            Fixed Assets
         Schedule 2.1.9            Intangible Property
         Schedule 2.2              Excluded Assets
         Schedule 2.4              Assumed Liabilities
         Schedule 3.3              Allocation of Purchase Price
         Schedule 4.1.2            Company's Charter and Bylaws
         Schedule 4.1.5(A)&(B)     Financial Statements
         Schedule 4.1.6            Unreported and Contingent Liabilities
         Schedule 4.1.7            Environmental and Safety Requirements
         Schedule 4.1.8            Adverse Claims
         Schedule 4.1.9            Tax Matters
         Schedule 4.1.10           Employee Benefits
         Schedule 4.1.11           Litigation
         Schedule 4.1.12           Conduct of Business
         Schedule 4.1.13           Real Property
         Schedule 4.1.14           Accounts Receivable
         Schedule 4.1.15           Net EREB
         Schedule 4.1.16           Machinery and Equipment
         Schedule 4.1.17           Intellectual Property
         Schedule 4.1.18           Contracts and Commitments
         Schedule 4.1.19           Employee Matters
         Schedule 4.1.20           Warranties; Product Liability
         Schedule 4.1.21           Compliance with Laws
         Schedule 4.1.22           Compliance with Agreements
         Schedule 4.2.2            Purchaser's Charter and Bylaws
         Schedule 5.1.3            Employee Compensation
         Schedule 5.1.9            Information
         Schedule 5.3              Employees
         Schedule 5.3.6            New Hires

         EXHIBITS
         --------

         EXHIBIT A - Form of Assignment and Assumption Agreement
         EXHIBIT B - Form of Bill of Sale
         EXHIBIT C - Form of Guaranty
         EXHIBIT D - Form of Non-Solicitation Agreement
         EXHIBIT E - Form of Legal Opinion of Company's Attorney
         EXHIBIT F - Form of Legal Opinion of Purchaser's Attorney EXHIBIT G - Form of Consulting Agreement

                                    Exhibit B

                       PLAN OF LIQUIDATION AND DISSOLUTION
                             OF CELERIS CORPORATION

         1. Plan of Dissolution. This Plan of Liquidation and Dissolution (the "Plan") is intended to accomplish the complete liquidation and dissolution of Celeris Corporation, a Minnesota corporation (the "Company'") through the distribution by it of all of its assets in accordance with the laws of the State of Minnesota. Said liquidation and dissolution shall be accomplished in the manner stated in this Plan. Subject to any rights of third parties, the Board of Directors may, notwithstanding shareholder authorization of the Plan and of the dissolution of the Company, amend this Plan from time to time.

         2. Approval of Plan. This Plan shall become effective only if the assets sale and plan of liquidation is approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company, and only if the asset sale is consummated. Following the consummation of the asset sale, the board of directors will, in its discretion, determine a date on which the plan of liquidation will become effective.

         3. Time Period. The sale, exchange, transfer or other disposition of the assets, properties and rights of the Company shall be initiated and completed as expeditiously as practicable after the approval and adoption of the Plan by the shareholders of the corporation.

         4. Distribution of Assets. After approval and adoption of the Plan by the Company's shareholders, the Company, by its duly authorized officers, shall:

                  (a) Collect the proceeds of that certain Asset Purchase Agreement dated May 14, 2002 by and among the Company and Statprobe, Inc., a Michigan corporation (the "Asset Purchase Agreement");

                  (b) Collect all monies owed to the Company and convert, to the extent practicable, all other assets of the Company, if any, to cash;

                  (c) Pay or make adequate provision for payment, of all debts and liabilities of the Company, including all expenses of the sale of its assets and of the liquidation and dissolution provided for in this Plan;

                  (d) To the extent deemed necessary by the Board of Directors, establish and set aside a reasonable amount (the "Contingency Reserve") to meet claims against the Company, including ascertained or contingent liabilities and expenses;

                  (e) Give notice to known and unknown creditors by publication and mail;

                  (f) Distribute to the shareholders pro rata by ownership of the outstanding common stock of the Company all of the Company's assets (other than the

                           Contingency Reserve) in complete cancellation and redemption of the outstanding stock of the Company in one or more distributions;

                  (g) At the later of (a) expiration of the statutory period for claims by creditors or (b) resolution of all matters provided for by the Contingency Reserve and after payment of the costs of the establishment and maintenance associated the Contingency Reserve, distribute to shareholders pro rata by ownership of the outstanding common stock of the Company the remainder of the Company's assets;

                  (h) Be formally dissolved in accordance with the applicable provisions of the laws of the State of Minnesota, the Company's articles of incorporation and the Federal Government, including, but not limited to, the filing of a Notice of Intent to Dissolve and Articles of Dissolution with the Minnesota Secretary of State and the filing of Form 966 with the Internal Revenue service.

         5. Authority of Board and Officers. The adoption of the Plan by its shareholders shall constitute full and complete authority for the Board of Directors and the proper officers of the Company, without further shareholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character which such officers deem necessary or appropriate: (i) to sell, dispose, convey, transfer and deliver the assets of the Company, (ii) to satisfy or provide for the satisfaction of the obligations of the Company; (iii) to distribute any remaining assets of the Company to its shareholders or for their benefit to the extent provided above and (iv) to dissolve the Company in accordance with the laws of the State of Minnesota and cause its withdrawal from all jurisdictions in which it is authorized to do business.

                                   Exhibit C

                  [Morgan Lewis Githens & Ahn, Inc. letterhead]



May 14, 2002

Board of Directors
Celeris Corporation
1801 West End Avenue, Suite 750
Nashville, Tennessee 37203


Ladies and Gentlemen:

         We understand that Celeris Corporation (the "Company") and STATPROBE, Inc. (the "Purchaser") propose to enter into an Asset Purchase Agreement (the "Purchase Agreement"). The Purchase Agreement provides, among other things, for the sale by the Company of substantially all of the assets, excluding cash, of the its clinical monitoring and data management operations to the Purchaser in exchange for cash consideration and the assumption of certain liabilities (the "Sale"). The terms and conditions of the Sale are more fully described in the Purchase Agreement. Following the Sale, the Company intends to distribute the proceeds received from the Sale and the proceeds resulting from the disposition of other assets, less the cost of satisfying the Company's liabilities, to the shareholders of the Company (together with the Sale, the "Proposed Transaction").

         You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, of the consideration anticipated to be received by holders of the Common Stock of the Company (the "Shareholders") in the Proposed Transaction.

         In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed and analyzed, among other things, the following:

         (i) a draft of the Purchase Agreement dated May 14, 2002;

         (ii) the Company's Annual Reports on Form 10-K and certain other public filings for each of the fiscal years in the three year period ended December 31, 2001;

         (iii) certain other publicly available information concerning the Company and the trading markets for its securities; and

         (iv) certain internal information and other data relating to the Company, its business and prospects, including forecasts and projections, provided to us by management of the Company.

We have also met with certain officers and employees of the Company concerning its business and operations, assets, present condition and prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

         In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us and have not attempted independently to verify such information, nor do we assume any responsibility to do so. We have assumed that the Company's forecasts and projections provided to or reviewed by us have been reasonably prepared based on the best current estimates and judgment of the Company's management as to the future financial condition and results of operations of the Company. We have not made or obtained any independent evaluation of the estimates of anticipated proceeds to the Company from the disposition of assets or the liabilities and expenses to be incurred by the Company in connection with its liquidation. We have not visited or conducted a physical inspection of the properties and facilities of the Company, nor have we made or obtained any independent evaluation or appraisal of such properties and facilities. We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion necessarily is based upon economic, market, financial and other conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof. We reserve, however, the right to withdraw, revise or modify our opinion based upon additional information which may be provided to or obtained by us, which suggests, in our judgment, a material change in the assumptions upon which our opinion is based. We note that the amount of the consideration to be received by the Shareholders in the Proposed Transaction will depend upon the outcome of future events, which may vary from the forecasts and estimates reviewed by us.

         This letter and the opinion expressed herein are for the use of the Board of Directors of the Company. This opinion does not address the Company's underlying business decision to approve the Proposed Transaction or constitute a recommendation to the shareholders of the Company as to how such shareholders should vote or as to any other action such shareholders should take regarding the Proposed Transaction. This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner without our prior written consent except the Company may include this opinion in its entirety in any proxy statement or information statement relating to the Proposed Transaction sent to the Company's shareholders.

         Based upon and subject to the foregoing, it is our opinion as investment bankers that the consideration anticipated to be received by the Shareholders in the Proposed Transaction is fair, from a financial point of view, to the Shareholders.

                                          Very truly yours,

                                          /s/ Morgan Lewis Githens & Ahn, Inc.

                                          MORGAN LEWIS GITHENS & AHN, INC.

                                    Exhibit D


                          ARTICLES OF AMENDMENT TO THE
                      RESTATED ARTICLES OF INCORPORATION OF
                               CELERIS CORPORATION


         Pursuant to the provisions of Chapter 302A of the Minnesota Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its Restated Articles of Incorporation:

1. Name of Corporation. The name of the corporation is Celeris Corporation (the "Company"), a Minnesota corporation.

2. Text of Amendment. Subsection 2B of Article III of the Company's Restated Articles of Incorporation is hereby amended and restated to read in its entirety as follows:

"2B. Board Size The number of directors constituting the entire Board of Directors shall be at least two (2)."

3. MBCA 302A. This amendment to the Company's Restated Articles of Incorporation has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

         IN WITNESS WHEREOF, the undersigned Secretary of the Company, being duly authorized on behalf of the Company, has executed this amendment on this ___ day of June, 2002.


                              By:  ____________________________________
                              Name: Paul R. Johnson
                              Title:   Secretary

                                    Exhibit E

                       MINNESOTA BUSINESS CORPORATION ACT,
                         Sec. 302A.471 AND Sec. 302A.473
                       (Rights of Dissenting Shareholders)

Set forth below are Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act, which provide that shareholders may dissent from, and obtain payment for, the fair value of their shares in the event of certain corporate actions, and establish procedures for the exercise of such dissenters' rights.

302A.471. RIGHTS OF DISSENTING SHAREHOLDERS

SUBDIVISION 1. ACTIONS CREATING RIGHTS.

A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of any of the following corporate actions:

         (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder that it:

                  (1) Alters or abolishes a preferential right of the shares;

                  (2) Creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

                  (3) Alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

                  (4) Excludes or limits the right of a shareholder to vote on a matter, or to accumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition and does not give rise to the right to obtain payment under this section;

         (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval Section 302A.661, Subdivision 1, or a disposition dissolution described in Section 302A.725, Subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

         (c) A plan of merger, whether under this chapter or under Chapter 322B, to which the corporation is a party, except as provided Subdivision 3;

         (d) A plan of exchange, whether under this chapter or under Chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

         (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

SUBD. 2.  BENEFICIAL OWNERS.

         (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

         (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights in a written consent of the shareholder.

SUBD. 3.  RIGHTS NOT TO APPLY.

Unless the articles, bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

SUBD. 4.  OTHER RIGHTS.

The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or equity to have a corporate action described in Subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473.  PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.

SUBDIVISION 1. DEFINITIONS.

         (a) For purposes of this section, the terms defined in this Subdivision have the meanings given them.

         (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in Section 302A.471, Subdivision 1 or the successor by merger of that issuer.

         (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in Section 302A.471, Subdivision 1.

         (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in Section 302A.471, Subdivision 1, up to and including the date of payment, calculated at the rate provided in Section
549.09 for interest on verdicts and judgments.

SUBD. 2. NOTICE OF ACTION.

If a corporation calls a shareholder meeting at which any action described in
Section 302A.471, Subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of Section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

SUBD. 3. NOTICE OF DISSENT.

If the proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action in a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

SUBD. 4. NOTICE OF PROCEDURE; DEPOSIT OF SHARES.

         (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with Subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

                  (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

                  (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

                  (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

                  (4) A copy of Section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

         (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

SUBD. 5. PAYMENT; RETURN OF SHARES.

         (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with Subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

                  (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

                  (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

                  (3) A copy of Section 302A.471 and this section, and a brief description of the procedure to be followed demanding supplemental payment.

         (b) The corporation may withhold the remittance described in paragraph
(a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with Subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under Subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, Subdivisions 7 and 8 apply.

         (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under Subdivision 4 and require deposit or restrict transfer at a later time.

SUBD. 6. SUPPLEMENTAL PAYMENT; DEMAND.

If a dissenter believes that the amount remitted under Subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under Subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

SUBD. 7. PETITION; DETERMINATION.

If the corporation receives a demand under Subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located.

The petition shall name as parties all dissenters who have demanded payment under Subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under Subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under Subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

SUBD. 8. COSTS; FEES; EXPENSES.

         (a) The court shall determine the costs and expenses of a proceeding under Subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action demanding payment under Subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

         (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

         (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                                                       EXHIBIT F

PROXY                        CELERIS CORPORATION                         PROXY

                 SPECIAL MEETING OF SHAREHOLDERS, JUNE 27, 2002

                   THE BOARD OF DIRECTORS SOLICITS THIS PROXY

         The undersigned hereby appoints Paul R. Johnson and Barbara A. Cannon and each of them as Proxy, with full power of substitution and revocation, and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Celeris Corporation held of record by the undersigned as of May 24, 2002, at the Special Meeting of shareholders to be held at 9:00 a.m. local time on June 27, 2002, and at any adjournments or postponements thereof.


PROPOSAL 1   APPROVAL OF THE ASSET SALE TO STATPROBE AND SUBSEQUENT PLAN OF
             LIQUIDATION

             [ ] FOR the asset sale   [ ] AGAINST the asset sale    [ ] ABSTAIN
                 and the plan             and the plan


PROPOSAL 2   APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO PERMIT A
             REDUCTION IN THE MINIMUM NUMBER OF REQUIRED DIRECTORS

             [ ] FOR the amendment    [ ] AGAINST the amendment     [ ] ABSTAIN


PROPOSAL 3   In the discretion of the proxies on such other matters as may properly come before the meeting.

             [ ] FOR                  [ ] AGAINST                   [ ] ABSTAIN


                           (CONTINUED ON REVERSE SIDE)

-------------------------------------------------------------------------------
                           (CONTINUED FROM OTHER SIDE)


         THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2, EACH AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT, AND IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.


                       Dated:  ___________________________, 2002


                       --------------------------------------------------------

                       Dated:  ___________________________, 2002


                       --------------------------------------------------------
                       Signatures of shareholder(s) should correspond exactly with the name printed hereon. Joint owners should each sign personally. Executors, administrators, trustees, etc., should give full title and authority.